The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration Statement No. 333-255917
Subject to Completion
Preliminary Prospectus Supplement, dated August 12, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 7, 2021)

2,480,000 Shares
SiriusPoint Ltd.
8.00% Resettable Fixed Rate Preference Shares, Series B

The selling shareholders named in this prospectus supplement (the “Selling Shareholders”) are offering to sell 2,480,000 shares of our 8.00% Resettable Fixed Rate Preference Shares, Series B, par value $0.10 per share, $25.00 liquidation preference per share (the “Series B Preference Shares”). We will not receive any proceeds from sales of the Series B Preference Shares offered by the Selling Shareholders pursuant to this prospectus supplement, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions.
Dividends on the Series B Preference Shares are cumulative from August 31, 2021 and will be payable quarterly in arrears on the last day of February, May, August and November of each year, from and including November 30, 2021, when, as and if declared by our board of directors (the “Board of Directors”). Dividends on each Series B Preference Share accrue from, and include, August 31, 2021, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of dividends. Dividends will be payable in an amount per Series B Preference Share equal to (i) from and including August 31, 2021, to but excluding February 26, 2026, an amount equal to 8.00% of $25.00 per annum, or $2.00, and (ii) from and including February 26, 2026, during each Reset Period (as defined in “Description of Series B Preference Shares”), an amount equal to (A) the Five-Year U.S. Treasury Rate (as defined in “Description of Series B Preference Shares”) as of the most recent Reset Dividend Determination Date (as defined in “Description of Series B Preference Shares”) plus (B) 7.298% of $25.00 per annum.
On August 5, 2021, the Board of Directors approved a quarterly cash dividend of $0.50 per Series B Preference Share to holders of record on August 16, 2021, which is payable on August 31, 2021. Based on the contemplated T+    settlement cycle for this offering, the Selling Shareholders will be the holders of record on August 16, 2021 for the Series B Preference Shares offered pursuant to this prospectus supplement and will be entitled to such $0.50 quarterly dividend payment payable on August 31, 2021, and purchasers of the Series B Preference Shares in this offering will not receive the dividend payment on August 31, 2021. Therefore, the first Dividend Payment Date (as defined in “Description of Series B Preference Shares”) for purchasers of the Series B Preference Shares offered pursuant to this prospectus supplement will be the next Dividend Payment Date following August 31, 2021.
The Series B Preference Shares are perpetual and have no fixed maturity date. The Series B Preference Shares may be redeemed, in whole or in part, upon notice, on February 26, 2026 and on any subsequent Reset Date (as defined in “Description of Series B Preference Shares”) at a redemption price equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, any date fixed for redemption, subject to certain conditions. See “Description of Series B Preference Shares — Redemption — Redemption after First Reset Date.” We may also redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice, at a redemption price equal to (i) $25.00 per Series B Preference Share in the event of a Capital Disqualification Event or Tax Event (each as defined in “Description of Series B Preference Shares”), or (ii) $25.50 per Series B Preference Share in the event of a Rating Agency Event (as defined in “Description of Series B Preference Shares”), in each case plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, any date fixed for redemption and subject to certain conditions. See “Description of Series B Preference Shares — Redemption.”
The Series B Preference Shares do not have voting rights, except as set forth under “Description of Series B Preference Shares — Voting Rights.”
The Series B Preference Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPNT PRB.”
Investing in our Series B Preference Shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and any risk factors described in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Series B Preference Share	Total(3)
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to Selling Shareholders (before expenses)(2)	$	$

(1)
The underwriting discount is calculated using a weighted average amount of $      per Series B Preference Share for retail orders and $      per Series B Preference Share for institutional orders. See “Underwriting” beginning on page S-40 of this prospectus supplement for additional discussion regarding underwriting compensation and discounts.

(2)
The proceeds per Series B Preference Share, before expenses, to the Selling Shareholders are calculated using a weighted average underwriting discount for retail and institutional orders.

(3)
Assumes no exercise of the underwriters’ option to purchase additional Series B Preference Shares.

The Selling Shareholders have granted the underwriters an option to purchase up to                 additional Series B Preference Shares within 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any.
The Series B Preference Shares will be ready for delivery in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, which include Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about           , 2021.

Joint Book-Running Managers
Morgan Stanley	BofA Securities	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is            , 2021.

Prospectus Supplement
Prospectus

S-i

PRESENTATION OF INFORMATION
Unless the context otherwise indicates or requires, as used in this prospectus supplement, references to “we,” “our,” “us,” “SiriusPoint” and the “Company” refer to SiriusPoint Ltd. and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, and the second part, the accompanying prospectus, dated May 7, 2021, are part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell the Series B Preference Shares in one or more offerings or resales. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of Series B Preference Shares, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, or in any document incorporated by reference herein or therein that was filed with SEC, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
The registration statement containing this prospectus supplement and the accompanying prospectus, including the exhibits to the registration statement, provides additional information about us and the Series B Preference Shares to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
The rules of the SEC allow us to incorporate information by reference into this prospectus supplement. This information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.”
Neither we, the Selling Shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.
You should not assume that the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.
The permission of the Bermuda Monetary Authority (the “BMA”) is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities, other than “Equity Securities” (as defined by the BMA for exchange control purposes) of a Bermuda company from and/or to a non-resident of Bermuda. In granting the general permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information, and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend” and the negative of these or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.
These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expense and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events that could adversely affect our results of operations and financial condition; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings would significantly and negatively affect our ability to implement our business strategy successfully; loss and loss adjustment expenses reserves may be inadequate to cover SiriusPoint’s ultimate liability for losses and as a result its financial results could be adversely affected; global climate change and/or periods characterized by excess underwriting capacity and unfavorable premium rates may have an adverse effect on our business, operating results and financial conditions; SiriusPoint’s investment portfolio may suffer reduced returns or losses; adverse changes in interest rates, foreign currency exchange rates, equity markets, debt markets or market volatility could result in significant losses to SiriusPoint’s investment portfolio; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate sufficient future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, mergers, strategic investments or joint ventures; cyber breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Fund”) whose investment strategy may bear substantial investment risks; and conflicts of interest among various members of the TP Fund, Third Point LLC and SiriusPoint may adversely affect us.
Additional factors that could materially affect these forward-looking statements can be found in our reports filed with the SEC that are incorporated by reference into this prospectus supplement. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward- looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement, and except as required by the federal securities laws, we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

S-iii

SUMMARY
This summary highlights information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the accompanying prospectus, the risk factors discussed in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and the other information incorporated by reference carefully before making a decision to invest in the Series B Preference Shares.
The Company
SiriusPoint (formerly named Third Point Reinsurance Ltd.) is an international specialty insurance and reinsurance company created from the combination (the “Merger”) of a subsidiary of the Company with Sirius Group, a global multi-line insurer and reinsurer. Headquartered in Bermuda with offices in New York, Stockholm, London, Hamburg, Zurich, Liege and Singapore, SiriusPoint has a global platform that provides insurance and reinsurance solutions services to clients and brokers on a worldwide basis through its operating subsidiaries, with access to admitted and non-admitted paper in Europe, the United States, Bermuda and Lloyd’s of London. SiriusPoint’s insurance lines include: Environmental, Property, Energy, Workers’ Compensation, and Aviation and Space. SiriusPoint’s reinsurance lines include: Life, Accident and Health, Property, Marine and Energy, Casualty, Aviation and Space, and Credit and Bond. SiriusPoint also offers Runoff solutions. As of the closing of the Merger on February 26, 2021, SiriusPoint had over $3.0 billion in initial capital.
The Series B Preference Shares
In connection with the closing of the Merger, pursuant to the terms of the previously disclosed Transaction Agreement, dated September 4, 2020 (the “Transaction Agreement”), by and among the Company and (i) Bain Capital Special Situations Asia, L.P., (ii) CCOF Master, L.P., (iii) Centerbridge Credit Partners Master, L.P. and Centerbridge Special Credit Partners III, L.P., and (iv) GPC Partners Investments (Canis) LP (collectively, the “Preference Shareholders”), the Preference Shareholders exchanged their existing Series B preference shares of Sirius Group for 8,000,000 Series B Preference Shares with an aggregate liquidation preference of $200 million, $60 million in cash and a release of potential claims against Sirius Group. On June 30, 2021 and July 8, 2021, the Selling Shareholders sold an aggregate of 5,520,000 Series B Preference Shares pursuant to an underwritten offering (and related partial over-allotment option exercise by the underwriters for that offering).
Corporate Information
SiriusPoint is listed on the NYSE (SPNT). Its principal executive offices are located at Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, and its main telephone number is (441) 542-3300.

THE OFFERING
This summary of the offering highlights some of the information contained in this prospectus supplement. The summary may not contain all of the information that is important to you. You should carefully read the information contained and incorporated by reference in this prospectus supplement in order to understand the offering.
Selling Shareholders
The Selling Shareholders are listed in the table set forth in “Selling Shareholders.”
Series B Preference Shares Offered
2,480,000 shares of our 8.00% Resettable Fixed Rate Preference Shares, Series B, par value $0.10 per share, $25.00 liquidation preference per share.
Option to Purchase Additional Series B Preference Shares
The Selling Shareholders have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to        additional Series B Preference Shares from the Selling Shareholders, solely to cover over-allotments, if any.
Series B Preference Shares Issued and Outstanding Immediately Following this Offering
8,000,000 shares.
Dividends
Dividends on the Series B Preference Shares are cumulative from August 31, 2021 and will be payable quarterly in arrears, when, as and if declared by the Board of Directors. Dividends on each Series B Preference Share accrue from, and include, August 31, 2021, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of dividends.
On August 5, 2021, the Board of Directors approved a quarterly cash dividend of $0.50 per Series B Preference Share to holders of record on August 16, 2021, which is payable on August 31, 2021. Based on the contemplated T+    settlement cycle for this offering, the Selling Shareholders will be the holders of record on August 16, 2021 for the Series B Preference Shares offered pursuant to this prospectus supplement and will be entitled to such $0.50 quarterly dividend payment payable on August 31, 2021, and purchasers of the Series B Preference Shares in this offering will not receive the dividend payment on August 31, 2021. Therefore, the first Dividend Payment Date (as defined in “Description of Series B Preference Shares”) for purchasers of the Series B Preference Shares offered pursuant to this prospectus supplement will be the next Dividend Payment Date following August 31, 2021.
Dividend Rate
Dividends will be payable in an amount per Series B Preference Share equal to (i) from and including August 31, 2021, to but excluding February 26, 2026, an amount equal to 8.00% of $25.00 per annum, or $2.00, and (ii) from and including February 26, 2026, during each Reset Period, an amount equal to (A) the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus (B) 7.298% of $25.00 per annum. See “Description of Series B Preference Shares — Dividends” for additional information.
Dividend Payment Dates
The last day of February, May, August and November of each year, from and including November 30, 2021.
Payment of Additional Amounts
Subject to certain limitations, we will pay additional amounts to holders of the Series B Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “Relevant Taxing Jurisdiction” (as defined in “Description of the Series B Preference Shares — Redemption — Additional Amounts”) on amounts we must pay with respect to the Series B Preference Shares, so that every net payment, after such withholding or deduction from such additional amounts, will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of Series B Preference Shares — Payment of Additional Amounts.”
Optional Redemption
The Series B Preference Shares may be redeemed, in whole or in part, upon notice, on February 26, 2026 and on any subsequent Reset Date at a redemption price equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, any date fixed for redemption, subject to certain conditions. See “Description of Series B Preference Shares — Redemption — Redemption after First Reset Date.”
We may also redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice, at a redemption price equal to (i) $25.00 per Series B Preference Share in the event of a Capital Disqualification Event or Tax Event, or (ii) $25.50 per Series B Preference Share in the event of a Rating Agency Event, in each case plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, any date fixed for redemption.
See “Description of Series B Preference Shares — Redemption” for additional information, including certain conditions to our ability to redeem the Series B Preference Shares.
Ranking
With respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, the Series B Preference Shares rank:
•
senior to any class or series of shares of the Company that ranks junior to the Series B Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company, including the Common Shares and the Company’s Series A preference shares (the “Series A Preference Shares”), par value of $0.10 per share (“Junior Shares”);

•
junior to any class or series of shares of the Company that ranks senior to the Series B Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company (“Senior Shares”); and

•
pari passu with any class or series of shares of the Company that ranks equally with the Series B Preference Shares as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of the Company (“Parity Shares”).

See “Description of Series B Preference Shares — Ranking” for additional information.
Liquidation Rights
In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series B Preference Shares are entitled to receive, out of the assets of the Company available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors and Senior Shares of the Company (including provision (reserves) for policyholder obligations of the Company’s subsidiaries), if any, but before any distribution of such assets is made to the holders of Common Shares and any other Junior Shares, a liquidating distribution in the amount equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, without interest on such unpaid dividends, to the date fixed for distribution.
After payment of the full amount of any distribution described above, to which holders are entitled, holders of the Series B Preference Shares will have no right or claim to any of the Company’s remaining assets. If in any distribution described above, the assets of the Company are not sufficient to pay the Liquidation Preferences (as defined in “Description of Series B Preference Shares”) in full to all holders of Series B Preference Shares and all holders of any Parity Shares, the amounts payable to the holders of Series B Preference Shares and to the holders of all such other Parity Shares will be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preference Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets available after satisfaction of all liabilities to creditors and holders of Senior Shares.
See “Description of Series B Preference Shares — Liquidation Rights” for additional information.
Voting Rights
Holders of the Series B Preference Shares generally have no voting rights except as described in “Description of Series B Preference Shares — Voting Rights.” If and whenever dividends in respect of any Series B Preference

Shares shall have not been declared and paid, on a cumulative basis, for the equivalent of six or more Dividend Periods (as defined in “Description of Series B Preference Shares”), whether or not consecutive (a “Nonpayment Event”), the holders of Series B Preference Shares, voting together as a single class with the holders of any and all Voting Preference Shares (as defined in “Description of Series B Preference Shares”) then issued and outstanding, shall be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preference Shares Directors”); provided that it shall be a qualification for election for any such Preference Shares Director that the election of any such directors shall not cause the Company to violate the corporate governance requirements of the SEC or the NYSE (or any other securities exchange or other trading facility on which securities of the Company may then be listed or quoted) that listed or quoted companies must have a majority of independent directors.
When all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full on the Series B Preference Shares for at least four consecutive Dividend Periods after a Nonpayment Event, then the holders of the Series B Preference Shares shall be divested of the right to elect the Preference Shares Directors (subject to revesting of such voting rights in the event of each subsequent Nonpayment Event) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and if and when the rights of holders of Voting Preference Shares to elect the Preference Shares Directors shall have ceased, the terms of office of all the Preference Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
Notwithstanding the SiriusPoint Bye-Laws (the “Bye-Laws”), the affirmative vote or consent of the holders of at least 66 2∕3% of the aggregate liquidation preference of the Series B Preference Shares and any other shares of Voting Preference Shares then issued and outstanding (voting together as a single class) is required for the authorization or issuance of any class or series of Senior Shares (or any security convertible into or exchangeable for Senior Shares) ranking senior to the Series B Preference Shares as to dividend rights or rights upon the Company’s liquidation.
The affirmative vote or consent of the holders of at least 66 2∕3% of the aggregate liquidation preference of the Series B Preference Shares then issued and outstanding is required for amendments to the SiriusPoint Memorandum of Association (the “Memorandum of Association”) or Bye-Laws that would materially adversely affect the rights of holders of the Series B Preference Shares.

Maturity Date
The Series B Preference Shares are perpetual and have no fixed maturity date, unless redeemed by us as described in “Description of Series B Preference Shares — Redemption.”
Conversion Rights; Preemptive Rights
The Series B Preference Shares are not convertible into or exchangeable for any other securities or property of the Company, except under the circumstances set forth under “Description of Series B Preference Shares — Substitution or Variation,” and have no rights of preemption.
Use of Proceeds
We will not receive any proceeds as a result of the sale of the Series B Preference Shares by the Selling Shareholders.
Risk Factors
Investment in the Series B Preference Shares involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Series B Preference Shares.
Material U.S. Federal Income Tax Considerations
You should carefully read the section entitled “Material U.S. Federal Income Tax Considerations.”
NYSE Trading Symbol
“SPNT PRB.”
Transfer Agent and
Registrar
Computershare Trust Company, N.A.

RISK FACTORS
Investing in the Series B Preference Shares involves risks. Before investing, you should carefully consider the risk factors set forth below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the risk factors described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus supplement, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus supplement or in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”
Risks Related to Our Business
Certain risks relating to us and our business are described under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which are incorporated by reference into this prospectus supplement, and which you should carefully review and consider.
Risk Factors Relating to the Series B Preference Shares and this Offering
General market conditions and factors could adversely affect market value of the Series B Preference Shares.
There can be no assurance about the market value of the Series B Preference Shares. Several factors, many of which are beyond our control, will influence the market value of the Series B Preference Shares. Factors that might influence the market value of the Series B Preference Shares include:
•
our creditworthiness;

•
the market for similar securities;

•
prevailing interest rates;

•
additional issuances by us of this class, or other classes, of preference shares;

•
volatility in the financial markets; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, if you purchase Series B Preference Shares, whether in this offering or in the secondary market, the Series B Preference Shares may trade at a discount to the price that you paid for them.
We may not receive sufficient cash from our subsidiaries to enable us to pay dividends on or to redeem our Series B Preference Shares.
We are a holding company that conducts no operations of our own, and our cash flows have typically consisted primarily of dividends and other permissible payments from our operating subsidiaries, which are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. We depend on such payments to receive funds to meet our obligations, including the payment of any dividends to holders of Series B Preference Shares. See “Risk Factors — Risks Related to Our Business — Our ability to pay dividends may be constrained by our holding company structure and certain regulatory and other factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. As a consequence, our ability to pay dividends on the Series B Preference Shares depends in large part on our ability to receive distributions from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our indebtedness or our preference shares, including the Series B Preference Shares, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. If the cash we receive from our subsidiaries is insufficient for us to fund our debt service and other holding company obligations, including the dividend requirements in respect of the Series B Preference Shares, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions, and there can be no assurance that we will be able to do so.
Although dividends on the Series B Preference Shares will be cumulative, the Board of Directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series B Preference Shares from funds legally available for such purpose when, as and if declared by the Board of Directors or any authorized committee thereof. The Board of Directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. The Board of Directors could do so for any reason.
The Series B Preference Shares represent perpetual equity interests and do not have a fixed dividend rate.
The Series B Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. In addition, the initial dividend rate of 8.00% per annum will be reset every five years, beginning on February 26, 2026, to a rate that will be calculated as described under “Description of Series B Preference Shares — Dividends.” As a result, holders of the Series B Preference Shares may be required to bear the financial risks of an investment in the Series B Preference Shares for an indefinite period of time (and with a dividend rate that will reset every five years). In addition, the Series B Preference Shares will rank junior to all of our indebtedness and other liabilities, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.
The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 8.00% in effect until the First Reset Date.
The annual dividend rate on the Series B Preference Shares for each reset period will equal the Five-Year U.S. Treasury Rate (as defined in “Description of the Series B Preference Shares — Dividends — Rate and Payment of Dividends”) as of the most recent reset dividend determination date plus 7.298% of $25.00 per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date (February 26, 2026) could be more or less than the fixed annual rate of 8.00% for the initial five-year period. We have no control over the factors that may affect the Five-Year U.S. Treasury Rate, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact the Five-Year U.S. Treasury Rate.
Our Series B Preference Shares are subordinated to our debt and capital lease obligations, and your interests could be diluted by the issuance of additional shares of preference shares, including additional Series B Preference Shares, and by other transactions.
Our Series B Preference Shares are subordinated to all of our existing and future indebtedness. As of June 30, 2021, our total outstanding consolidated indebtedness was $836.5 million, and we or our subsidiaries may in the future incur or guarantee additional indebtedness, including under our three-year, $300.0 million senior unsecured revolving credit facility. The payment of principal and interest on our indebtedness reduces cash available for distribution to us by our subsidiaries and for dividends on our equity securities, including the Series B Preference Shares. Our existing and future indebtedness may restrict payments of dividends on the Series B Preference Shares.
The issuance of additional preference shares on parity with or senior to our Series B Preference Shares would dilute the interests of the holders of our Series B Preference Shares, and any issuance of Senior Shares or Parity Shares or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on our Series B Preference Shares. Although the holders of at least 66 2/3% of the aggregate liquidation preference of the Series B Preference Shares and any other shares of Voting Preference Shares then outstanding (voting as a single class) is required for the authorization or issuance of any class or series of Senior Shares, holders of the Series B Preference Shares will have no voting or consent rights in respect of future issuances of Parity Shares, including additional Series B Preference Shares.
No provisions relating to our Series B Preference Shares protect the holders of our Series B Preference Shares in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Series B Preference Shares.
The Series B Preference Shares will rank junior to any Senior Shares and pari passu with any Parity Shares.
Our Series B Preference Shares will rank junior to any Senior Shares and pari passu with any Parity Shares established after the Original Issue Date (as defined in “Description of Series B Preference Shares — Dividends”) of the Series B Preference Shares. If less than all distributions payable with respect to the Series B Preference Shares and any Parity Shares are paid, the amounts payable to the holders of Series B Preference Shares and to the holders of all such other Parity Shares will be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preference Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets available after satisfaction of all liabilities to creditors and holders of Senior Shares.
The Series B Preference Shares are redeemable (subject to certain conditions) at our option, and holders should not expect us to redeem the Series B Preference Shares on the first date they become redeemable or on any particular date thereafter.
We may, at our option, redeem some or all of the Series B Preference Shares on and after February 26, 2026 to the extent we have funds legally available for such purpose, at a redemption price equal to $25.00 per Series B Preference Share plus any unpaid, accrued cumulative dividends, whether or not declared on such Series B Preference Share. In addition, we may, at our option, redeem, in whole but not in part, all of the Series B Preference Shares, upon the occurrence of a Capital Disqualification Event, Tax Event or a Rating Agency Event, as described further, and at the redemption prices set forth, in “Description of Series B Preference Shares — Redemption.” Our ability to redeem the Series B Preference Shares at any time will also be subject to certain restrictions generally. See “Description of Series B Preference Shares — Redemption — Redemption after First Reset Date.” Any decision we may make at any time to redeem the Series B Preference Shares will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, availability of other financing, interest rates, and general market conditions at that time. Accordingly, investors should not expect us to redeem the Series B Preference Shares on the date they first become redeemable or on any particular date thereafter.
If we redeem your Series B Preference Shares, you may not be able to invest the proceeds in an investment with a comparable return. Even if we do not exercise our option to redeem some or all of the Series B Preference Shares, our ability to do so may adversely affect the value of the Series B Preference Shares. Where we are entitled to redeem the Series B Preference Shares in part, it is our sole option whether to redeem some or all of the Series B Preference Shares.
The amount of your liquidation distribution is fixed and you will have no right to receive any greater payment.
The payment due upon liquidation is fixed at the liquidation distribution in the amount equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, without interest on such unpaid dividends, to the date fixed for distribution. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right or claim to receive or to participate in these amounts. In addition, if the market price of your Series B Preference Shares is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.
Under certain limited circumstances, the terms of the Series B Preference Shares may change without your consent or approval.
Under the terms of the Series B Preference Shares, at any time following a Tax Event or at any time following a Capital Disqualification Event, we may, without the consent of any holders of the Series B Preference Shares, vary the terms of the Series B Preference Shares such that they remain securities, or exchange the Series B Preference Shares for new securities, which (i) in the case of a Tax Event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts on the next dividend payment with respect to the Series B Preference Shares as a result of a change in tax law or (ii) in the case of a Capital Disqualification Event, would cause the Series B Preference Shares to become securities that qualify as at least Tier 2 capital, where capital is subdivided into tiers, or its equivalent under then-applicable Capital Adequacy Regulations (as defined in “Description of the Series B Preference Shares — Redemption — Capital Disqualification Event”) imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement (each as defined in “Description of the Series B Preference Shares — Redemption — Redemption after First Reset Date”), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of the Insurance Group (as defined below) or any subsidiary of ours. Our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series B Preference Shares than the terms of the Series B Preference Shares prior to being varied or exchanged. This question will be determined by two of our executive officers, and we are not required to procure an opinion of independent tax counsel in connection with such determination. See “Description of the Series B Preference Shares — Substitution or Variation.”
As a holder of Series B Preference Shares you have limited voting rights.
Your voting rights as a holder of Series B Preference Shares will be limited. Holders of the Series B Preference Shares generally have no voting rights. However, if and whenever dividends payable on the Series B Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series B Preference Shares (voting together as a class with any other Voting Preference Shares) will be entitled to elect two additional directors to serve on the Board of Directors, and the size of the Board of Directors will be increased as needed to accommodate such change (unless the size of the Board of Directors has already been increased by reason of the election of directors by holders of Parity Shares upon which like voting rights have been conferred and with which the Series B Preference Shares voted as a class for the election of such directors). Dividends payable on the Series B Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all issued and outstanding Series B Preference Shares. The right of such holders of Series B Preference Shares to elect two members of the Board of Directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series B Preference Shares. Certain other limited protective voting rights are described in this prospectus supplement under “Description of Series B Preference Shares — Voting Rights.”
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to us, or the Series B Preference Shares, if any, could cause the liquidity or market value of the Series B Preference Shares to decline and our cost of capital to increase.
The Series B Preference Shares have been rated by nationally recognized rating agencies and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the Series B Preference Shares. Any future lowering of our ratings or the ratings of the Series B Preference Shares may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Series B Preference Shares is subsequently lowered or withdrawn for any reason, you may lose some or all of the value of your investment.
The lack of a fixed redemption date for the Series B Preference Shares will increase your reliance on the secondary market for liquidity purposes.
Since the Series B Preference Shares have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market absent redemption by us. An active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the Series B Preference Shares could be adversely affected and your ability to transfer your shares will be limited. If an active trading market does develop on the NYSE, the Series B Preference Shares may trade at prices lower than the offering price. The trading price of our Series B Preference Shares would depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
our issuance of debt or preference equity securities; and

•
our financial condition, results of operations and prospects.

Bermuda law differs from the laws in effect in the United States and may afford less protection to shareholders.
Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, SiriusPoint is governed by the Companies Act 1981 of Bermuda (the “Companies Act”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. See “Description of Share Capital” in the accompanying prospectus.
Credit ratings may not reflect all risks associated with an investment in the Series B Preference Shares and changes in our credit rating or the financial markets could adversely affect the market price of the Series B Preference Shares.
Credit rating agencies rate the Series B Preference Shares on factors that include our results of operations, actions that we take their view of the general outlook for our industry and their view of the general outlook for the economy. In particular, major credit rating agencies have stated that they are continuing to evaluate the credit ratings of financial institutions in light of the crisis relating to the COVID-19 pandemic and may take further rating actions across the financial services industry or within specific financial institutions. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing the Company on a watch list for possible future downgrading. Downgrading the credit rating of our preferred shares or placing us on a watch list for possible future downgrading could have an adverse effect on the market price of the Series B Preference Shares.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preference Shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series B Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Series B Preference Shares.
The impact of commitments made by the government of Bermuda in order to avoid being named on the EU’s list of non-cooperative tax jurisdictions is uncertain and could have an adverse effect on our results of operations.
On December 5, 2017 the Council of the European Union published its list of non-cooperative jurisdictions for tax purposes (the “EU Blacklist”). Bermuda was not named on the EU Blacklist due to commitments made by its government to improve certain “substance requirement” deficiencies that were identified by the EU during the screening process. This commitment led to the passing of the Economic Substance Act 2018 (as amended) of Bermuda (the “ES Act”) in December 2018, which came into force on January 1, 2019. While the legislation remains subject to further clarification and interpretation, it is not currently possible to ascertain the steps required to ensure our continued compliance with the ES Act and makes it difficult to predict its future impact. Any entity found to be lacking adequate economic substance may be fined or ordered by a court to take action to remedy such failure (or face being struck off the companies register). As a result, there is a risk that noncompliance with the economic substance requirements under the ES Act could require us to enhance our infrastructure in Bermuda, and this may result in some additional operational expenditures, increased tax liabilities and/or compliance costs for us.

We may become subject to taxes in Bermuda after March 31, 2035, which may have a material adverse effect on our results of operations.
Under current Bermuda law, we are not subject to tax on income, profits, withholding, capital gains or capital transfers. Furthermore, we have obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 of Bermuda an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of the tax will not be applicable to us or our operations until March 31, 2035. Given the limited duration of the Minister of Finance’s assurance, we cannot be certain that we will not be subject to any Bermuda tax after that date, which may have a material adverse effect on our results of operations. This assurance does not, however, prevent the imposition of taxes on any person ordinarily resident in Bermuda or any company in respect of its ownership of real property or leasehold interests in Bermuda.

USE OF PROCEEDS
The Selling Shareholders will receive all of the net proceeds from the sale of the Series B Preference Shares offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of the Series B Preference Shares by the Selling Shareholders. The Selling Shareholders will bear the underwriting commissions and discounts attributable to their sale of the Series B Preference Shares, if any, and we will bear the remaining expenses.

DESCRIPTION OF SERIES B PREFERENCE SHARES
The following description sets forth a summary of the material terms of the Series B Preference Shares. The following description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Designation of Series B Preference Shares (the “Series B Preference Shares Certificate of Designation”), the Memorandum of Association and the Bye-Laws, and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Designation
The distinctive serial designation of the Series B Preference Shares is “8.00% Resettable Fixed Rate Preference Shares, Series B.”
Authorized Shares
As of August 1, 2021, we had 8,000,000 Series B Preference Shares authorized, all of which were issued and outstanding. We may from time to time elect to issue additional Series B Preference Shares, and all the additional shares so issued will be a part of, and form a single series with, and rank on a parity basis with, the Series B Preference Shares.
Dividends
Rate and Payment of Dividends
The Board of Directors may, subject to Bermuda law and our Bye-Laws, declare a cumulative cash dividend to be paid to holders of the Series B Preference Shares, from, and including, August 31, 2021, quarterly in arrears, on the last day of February, May, August and November of each year (each, a “Dividend Payment Date”), from and including November 30, 2021. The Series B Preference Shares were initially issued on February 26, 2021 (the “Original Issue Date”), and the Company paid a full cash dividend on May 31, 2021. On August 5, 2021, the Board of Directors approved a quarterly cash dividend of $0.50 per Series B Preference Share to holders of record on August 16, 2021, which is payable on August 31, 2021. Based on the contemplated T+     settlement cycle for this offering, the Selling Shareholders will be the holders of record on August 16, 2021 for the Series B Preference Shares offered pursuant to this prospectus supplement and will be entitled to such $0.50 quarterly dividend payment payable on August 31, 2021, and purchasers of the Series B Preference Shares in this offering will not receive the dividend payment on August 31, 2021. Therefore, the first Dividend Payment Date for purchasers of the Series B Preference Shares offered pursuant to this prospectus supplement will be the next Dividend Payment Date following August 31, 2021.
Subject to the terms above, any dividends are payable, with respect to each Dividend Period (as defined below), in an amount per Series B Preference Share equal to (i) from and including August 31, 2021, to but excluding February 26, 2026 (the “First Reset Date”), an amount equal to 8.00% of $25.00 per annum and (ii)from and including the First Reset Date, during each Reset Period (as defined below), an amount equal (A) to the Five-Year U.S. Treasury Rate (as defined below) as of the most recent Reset Dividend Determination Date (as defined below) plus (B) 7.298% of $25.00 per annum (the “Dividend Rate”). Dividends payable on the Series B Preference Shares are computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full Dividend Period, and on the basis of the actual number of days elapsed during such Dividend Period with respect to a Dividend Period other than a full Dividend Period.
(a)
“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

(b)
“Calculation Agent” means the nationally recognized calculation agent appointed by the Company prior to the First Reset Date.

(c)
“Five-Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable:

(i)
an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for U.S. Treasury securities with a maturity of five years from the next Reset Date (as defined below) appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent; or

(ii)
if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recently published statistical release designated H.15 Daily Update under the caption “Treasury Constant Maturities” or any successor publication which is published by the Federal Reserve Bank. The Five-Year U.S. Treasury Rate will be determined by the Calculation Agent on the applicable Reset Dividend Determination Date.

If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.
(d)
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, which, in each case, will not be adjusted for Business Days.

(e)
“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

(f)
“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

Dividends that are payable on Series B Preference Shares on any Dividend Payment Date are payable to holders of record of Series B Preference Shares on the applicable record date, which will be the 15th calendar day before that Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
Each dividend period (a “Dividend Period”) commences on and includes a Dividend Payment Date (other than the initial Dividend Period, which commences on and includes the Original Issue Date, provided that, for any Series B Preference Shares issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose at the time such additional shares are issued) and ends on, but excludes, the next Dividend Payment Date. Dividends payable in respect of a Dividend Period are payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).
Dividends on the Series B Preference Shares are cumulative. Dividends on each Series B Preference Share accrue from, and include, the Original Issue Date, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of dividends.
Holders of Series B Preference Shares are not entitled to any dividends or other distributions, whether payable in cash, securities or other property, in excess of full cumulative dividends payable on the Series B Preference Shares as specified herein (subject to the other provisions of the Series B Preference Shares Certificate of Designation).

Priority of Dividends
So long as any Series B Preference Shares remain issued and outstanding, unless full cumulative dividends for all past Dividend Periods on issued and outstanding Series B Preference Shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend will be declared or paid on the Common Shares or any other Junior Shares, other than a dividend payable solely in Common Shares or other Junior Shares, as applicable, and (ii) no Common Shares or other Junior Shares will be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (A) as a result of a reclassification of Junior Shares for or into other Junior Shares, or the exchange or conversion of one Junior Share for or into another Junior Share, (B) through the use of the proceeds of a substantially contemporaneous sale of Junior Shares or (C) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).
Restrictions on Payment of Dividends
Pursuant to and subject to the Companies Act, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities. Additionally, dividends on the Series B Preference Shares will not be declared, paid or set aside for payment if we are, or after giving effect to such act would be, in breach of applicable individual or group solvency and liquidity requirements or the group Enhanced Capital Requirement or such other Applicable Supervisory Regulations or other applicable laws, rules and regulations imposed by an Applicable Supervisor (as such capitalized terms are defined below).
Payment of Additional Amounts
We will make all payments on the Series B Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined under “— Redemption — Additional Amounts”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If we are required to impose a withholding or deduction with respect to payments on the Series B Preference Shares, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series B Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.
We will not be required to pay any additional amounts for or on account of:
(a)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that (x) such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series B Preference Shares or (y) any Series B Preference Shares were presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series B Preference Shares;

(b)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series B Preference Shares;

(c)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series B Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)
any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder), any agreements entered into under section 1471(b)(1) of the Code, intergovernmental agreements relating to the foregoing or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

(e)
any combination of items (a), (b), (c), and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series B Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series B Preference Shares if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series B Preference Shares.
Liquidation Rights
Voluntary or Involuntary Liquidation
In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series B Preference Shares are entitled to receive, out of the assets of the Company available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors and Senior Shares of the Company (including provision (reserves) for policyholder obligations of the Company’s subsidiaries), if any, but before any distribution of such assets is made to the holders of Common Shares and any other Junior Shares, a liquidating distribution in the amount equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, without interest on such unpaid dividends, to the date fixed for distribution.
Partial Payment
After payment of the full amount of any distribution described in “— Voluntary or Involuntary Liquidation” above, to which holders are entitled, holders of the Series B Preference Shares will have no right or claim to any of the Company’s remaining assets. If in any distribution described in “— Voluntary or Involuntary Liquidation” above, the assets of the Company are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B Preference Shares and all holders of any Parity Shares, the amounts payable to the holders of Series B Preference Shares and to the holders of all such other Parity Shares will be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preference Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets available after satisfaction of all liabilities to creditors and holders of Senior Shares.

In any such distribution, the “Liquidation Preference” of any holder of Series B Preference Shares or Parity Shares of the Company means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Company available for such distribution), including any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of Series B Preference Shares or any holder of Parity Shares on which dividends accrue on a cumulative basis (but excluding any dividends that had not previously been declared with respect to any non-cumulative Parity Shares).
Residual Distributions
If the Liquidation Preference has been paid in full to all holders of Series B Preference Shares and any holders of Parity Shares, the holders of Junior Shares of the Company are entitled to receive all remaining assets of the Company according to their respective rights and preferences.
Contractual Subordination
The Series B Preference Shares are subordinated in right of payment to all obligations of the Company’s subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.
Merger, Consolidation and Sale of Assets Not Liquidation
The consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up.
Redemption
The Series B Preference Shares are perpetual and have no fixed maturity date. The Series B Preference Shares may not be redeemed by the Company except as set forth below.
Redemption after First Reset Date
The Company may redeem the Series B Preference Shares, in whole or in part, upon notice, on the First Reset Date and on any subsequent Reset Date at a redemption price equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, any date fixed for redemption in accordance with this section (a “Redemption Date”), without interest on such unpaid dividends; provided that no such redemption may occur unless either (1) the Company has sufficient funds in order to meet the Enhanced Capital Requirement (as defined below) and the Applicable Supervisor (as defined below) approves of the redemption or (2) the Company replaces the capital represented by the Series B Preference Shares to be redeemed with capital having equal or better capital treatment as the Series B Preference Shares under the Enhanced Capital Requirement (the conditions described in clauses (1) and (2), the “Redemption Requirements”).
(a)
“Applicable Supervisor” means the BMA, or, should the BMA no longer have jurisdiction or responsibility to regulate the Company or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations (as defined below).

(b)
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Company or the Insurance Group, and which initially means the Group Rules (as defined below) until such time when the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.

(c)
“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act (as defined below) or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements or any other requirement to maintain assets applicable to the Company or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

(d)
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

(e)
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.

(f)
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

(g)
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.

(h)
“Insurance Group” means all of the subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

In addition, under Bermuda law, we may not lawfully redeem preference shares (including the Series B Preference Shares) if on the date redemption is to be effected there are reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due, or that we are, or after such redemption would be, in breach of applicable individual or group solvency and liquidity requirements or the group Enhanced Capital Requirement or such other Applicable Supervisory Regulations or other applicable rules, regulations or restrictions as may from time to time be issued or imposed by an Applicable Supervisor. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities. Preference shares (including the Series B Preference Shares) may not be redeemed except out of the capital paid up thereon, out of funds of ours that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption. The premium, if any, payable on redemption must be provided for out of funds of ours that would otherwise be available for dividend or distribution or out of our share premium account before the Series B Preference Shares are redeemed or purchased.
Unless full cumulative dividends on all issued Series B Preference Shares and all Parity Shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof set aside for payment) for all past Dividend Periods, no Series B Preference Shares or any Parity Shares may be redeemed, purchased or otherwise acquired by us unless all issued Series B Preference Shares and any Parity Shares are redeemed; provided that we may acquire fewer than all of the issued Series B Preference Shares or Parity Shares pursuant to a purchase or exchange offer made to all holders of issued Series B Preference Shares and Parity Shares upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided, further, that the Series A Preference Shares may be forfeited, issued and converted into Common Shares in accordance with the terms of the Series A Preference Shares.
Capital Disqualification Event
The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice, at a redemption price equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which the Company has reasonably determined, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, that, as a result of (i) any amendment to, or change in, those laws or regulations of the jurisdiction of the Applicable Supervisor that is enacted or becomes effective after the Original Issue Date or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that are announced after the Original Issue Date, a Capital Disqualification Event (as defined below) has occurred; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.

“Capital Disqualification Event” means that the Series B Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Company or any subsidiary thereof, where capital is subdivided into tiers, as at least Tier 2 capital securities, under then-applicable Capital Adequacy Regulations imposed upon the Company by the Applicable Supervisor, which would include, without limitation, the Company’s Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
“Capital Adequacy Regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to the Company from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
Additional Amounts
The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice, at a redemption price equal to $25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends, if there is, in the Company’s reasonable determination, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, a substantial probability that the Company or any entity formed by a consolidation, merger, amalgamation or other similar transaction involving the Company or the entity to which the Company conveys, transfers or leases all or substantially all of its properties and assets (a “Successor Company”) would become obligated to pay additional amounts on the next succeeding Dividend Payment Date with respect to the Series B Preference Shares and the payment of those additional amounts could not be avoided by the use of any reasonable measures available to the Company or any Successor Company (a “Tax Event”); provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
As used in this prospectus supplement, “Relevant Taxing Jurisdiction” means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our dividend disbursing agent is making payments on the Series B Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which we or any successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Rating Agency Event
The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice, at a redemption price equal to $25.50 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends, within 90 days after a nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act that publishes a rating for the Company as of the Original Issue Date (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preference Shares, which amendment, clarification or change results in a Rating Agency Event; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
As used herein, a “Rating Agency Event” occurs if any Rating Agency that then publishes a rating for the Company amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preference Shares, which amendment, clarification, or change results in:
(i)
the shortening of the length of time the Series B Preference Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preference Shares; or

(ii)
the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preference Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preference Shares.

The Series B Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series B Preference Shares have no right to require redemption, repurchase or retirement of any Series B Preference Shares.
Procedures for Redemption
The redemption price for any Series B Preference Shares shall be payable on the Redemption Date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Prior to delivering any notice of redemption as provided below, we shall file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series B Preference Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We shall mail a copy of the Series B Preference Shares Certificate of Designation with the notice of any redemption.
Notice Requirements
Notice of every redemption of Series B Preference Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series B Preference Shares to be redeemed at their respective last addresses appearing on our share register. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any such notice mailed shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series B Preference Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preference Shares. Notwithstanding the foregoing, if the Series B Preference Shares or any depositary shares representing interests in the Series B Preference Shares are issued in book-entry form through DTC or any other similar facility, notice of redemption and a copy of the Series B Preference Shares Certificate of Designation may be given to the holders of Series B Preference Shares at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (i) the Redemption Date; (ii) the number of Series B Preference Shares to be redeemed and, if less than all the Series B Preference Shares held by such holder are to be redeemed, the number of such Series B Preference Shares to be redeemed from such holder; (iii) the redemption price; and (iv) that the Series B Preference Shares should be delivered via book-entry transfer or the place or places where certificates, if any, for such Series B Preference Shares are to be surrendered for payment of the redemption price.
Substitution or Variation
At any time following a Tax Event or at any time following a Capital Disqualification Event, the Company may, without the consent of any holders of the Series B Preference Shares, vary the terms of the Series B Preference Shares such that they remain securities, or exchange the Series B Preference Shares with new securities, which (i) in the case of a Tax Event, would eliminate the substantial probability that the Company or any Successor Company would be required to pay any additional amounts with respect to the Series B Preference Shares or (ii) in the case of a Capital Disqualification Event, would cause the Series B Preference Shares to become securities that qualify as at least Tier 2 capital, where capital is subdivided into tiers or its equivalent under then-applicable Capital Adequacy Regulations imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of the Company or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series B Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the Redemption Dates (other than any extension of the period during which an optional redemption may not be exercised by the

Company) or currency of, the Series B Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series B Preference Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation.
Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Series B Preference Shares Certificate of Designation), but unpaid with respect to such holder’s securities.
Prior to any substitution or variation, the Company is required to deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series B Preference Shares confirming that (x) a Capital Disqualification Event or a Tax Event has occurred and is continuing (as reasonably determined by the Company) and (y) the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders and beneficial owners of the Series B Preference Shares than the terms of the Series B Preference Shares prior to being varied or exchanged (as reasonably determined by the Company).
Any substitution or variation of the Series B Preference Shares described above may only be made after notice is given to the holders of the Series B Preference Shares not less than 15 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.
Voting Rights
The Series B Preference Shares have no voting rights except as set forth below or as otherwise from time to time required by law. On any item on which the holders of the Series B Preference Shares are entitled to vote, such holders are entitled to one vote for each Series B Preference Share held.
Right to Elect Two Directors upon Nonpayment Events
If and whenever dividends in respect of any Series B Preference Shares shall have not been declared and paid, on a cumulative basis, for the equivalent of six or more Dividend Periods, whether or not consecutive, the holders of Series B Preference Shares, voting together as a single class with the holders of any and all Voting Preference Shares (as defined below) then issued and outstanding, shall be entitled to vote for the election of a total of two additional members of the Board of Directors; provided that it shall be a qualification for election for any such Preference Shares Director that the election of any such directors shall not cause the Company to violate the corporate governance requirements of the SEC or the NYSE (or any other securities exchange or other trading facility on which securities of the Company may then be listed or quoted) that listed or quoted companies must have a majority of independent directors. The Company shall use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right, and, if necessary, to amend the Bye-Laws. Each Preference Shares Director shall be added to an already existing class of directors. Such “Voting Preference Shares” means any other class or series of preference shares ranking equally with the Series B Preference Shares with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are exercisable.
In the event that the holders of the Series B Preference Shares, and any such other holders of Voting Preference Shares (as defined below), shall be entitled to vote for the election of the Preference Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special general meeting, or at any annual general meeting of shareholders, and thereafter at the annual general meeting of shareholders.
At any time when such special voting power has vested in the holders of any of the Series B Preference Shares and any such other holders of Voting Preference Shares as described above, the chief executive officer of the Company shall, upon the written request of the holders of record of at least 10% of the aggregate liquidation preference of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) then issued and outstanding addressed to the secretary of the Company, call a special general meeting of the holders of the Series B Preference Shares and Voting Preference Shares for the purpose of electing directors. Such meeting shall be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at the Company’s principal office in Bermuda). If such meeting shall not be called by the Company’s proper officers within 20 days after the Company’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to the Company’s secretary at the Company’s principal office, then the holders of record of at least 10% of the aggregate liquidation preference of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) then issued and outstanding may designate in writing one such holder to call such meeting at the Company’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and shall be held in Bermuda, unless the Company otherwise designates.
Notwithstanding the foregoing, no such special general meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual general meeting of shareholders.
At any annual or special general meeting at which the holders of the Series B Preference Shares and any such other holders of Voting Preference Shares shall be entitled to vote, voting together as a single class, for the election of the Preference Shares Directors following a Nonpayment Event, the presence, in person or by proxy, of the holders of 50% of the aggregate liquidation preference of such Series B Preference Shares and Voting Preference Shares (taken together as a single class) shall be required to constitute a quorum of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) for the election of any director by the holders of the Series B Preference Shares and Voting Preference Shares (taken together as a single class). At any such meeting or adjournment thereof, the absence of a quorum of the Series B Preference Shares and Voting Preference Shares shall not prevent the election of directors other than those to be elected by the Series B Preference Shares and Voting Preference Shares, voting together as a single class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Series B Preference Shares and Voting Preference Shares, voting together as a single class.
The Preference Shares Directors so elected by the holders of the Series B Preference Shares and Voting Preference Shares shall continue in office (i) until their successors, if any, are elected by such holders or (ii) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the Series B Preference Shares and Voting Preference Shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Series B Preference Shares and Voting Preference Shares to vote together as a single class for directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series B Preference Shares and Voting Preference Shares shall terminate.
When all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full on the Series B Preference Shares for at least four consecutive Dividend Periods after a Nonpayment Event, then the holders of the Series B Preference Shares shall be divested of the right to elect the Preference Shares Directors (subject to revesting of such voting rights in the event of each subsequent Nonpayment Event) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and if and when the rights of holders of Voting Preference Shares to elect the Preference Shares Directors shall have ceased, the terms of office of all the Preference Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. For purposes of determining whether dividends have been paid for four consecutive Dividend Periods following a Nonpayment Event, the Company may take account of any dividend it elects to pay for such a Dividend Period after the Dividend Payment Date for such Dividend Period has passed.
Any Preference Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under the Bye-Laws, of Series B Preference Shares and any other shares of Voting Preference Shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. Until the right of the holders of Series B Preference Shares and any Voting Preference Shares to elect the Preference Shares Directors ceases, any vacancy in the office of a Preference Shares Director (other than prior to the initial election of Preference Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preference Shares Director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the aggregate liquidation preference of the issued and outstanding Series B Preference Shares and any other shares of Voting Preference Shares (voting together as a single class) when they have the voting rights described above. Any such vote of holders of Series B Preference Shares and Voting Preference Shares to remove, or to fill a vacancy in the office of, a Preference Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preference Shares Directors after a Nonpayment Event (unless such request is received less than 60 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special meeting of shareholders). The Preference Shares Directors shall each be entitled to one vote per director on any matter.
Each Preference Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preference Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.
Changes After Provision for Redemption.
No vote or consent of the holders of Series B Preference Shares is required as described above in “Voting Rights — Right to Elect Two Directors Upon Nonpayment” and “Voting Rights — Voting on Variations of Rights and Senior Shares” if, at or prior to the time when the act with respect to which such vote would otherwise be required pursuant to such section shall be effected, all outstanding Series B Preference Shares shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for such redemption.
Voting On Variations of Rights and Senior Shares.
Notwithstanding the Bye-Laws, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the Series B Preference Shares and any other shares of Voting Preference Shares then issued and outstanding (voting together as a single class) is required for the authorization or issuance of any class or series of Senior Shares (or any security convertible into or exchangeable for Senior Shares) ranking senior to the Series B Preference Shares as to dividend rights or rights upon the Company’s liquidation.
The affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the Series B Preference Shares then issued and outstanding is required for amendments to the Memorandum of Association or Bye-Laws that would materially adversely affect the rights of holders of the Series B Preference Shares.
Other Rights
The Companies Act provides that in certain circumstances, non-voting shares (such as the Series B Preference Shares) have the right to vote (for example, without limitation, in respect of an amalgamation or merger of a Bermuda company, converting a limited liability company to an unlimited liability company, discontinuance of a company from Bermuda or conversion of preference shares into redeemable preference shares). As a result, the Series B Preference Shares, along with the Common Shares and any other class or series of share capital, would have the right to vote on such matters as required under the Companies Act.
Ranking
With respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, the Series B Preference Shares rank senior to Junior Shares, junior to any Senior Shares and pari passu with any Parity Shares of the Company, including those that the Company may issue from time to time in the future. As of the date of this prospectus supplement, the only Junior Shares outstanding are the Common Shares and the Series A Preference Shares and there are no Senior Shares or Parity Shares outstanding.
Conversion Rights
The Series B Preference Shares are not convertible into or exchangeable for any other securities or property of the Company, except under the circumstances set forth under “Substitution or Variation.”

Preemptive Rights
The Series B Preference Shares have no rights of preemption as to any securities of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for the Series B Preference Shares is Computershare Trust Company, N.A.
Listing
The Series B Preference Shares are listed on the NYSE under the symbol “SPNT PRB.” We are required to use reasonable best efforts to maintain such listing for so long as any Series B Preference Shares remain outstanding and the Series B Preference Shares remain eligible for continued listing on the NYSE, at our sole expense.

SELLING SHAREHOLDERS
The following table sets forth information as of August 1, 2021 with respect to the Selling Shareholders’ ownership of our Series B Preference Shares. The following table sets forth (i) the number of shares of and percentage of the Series B Preference Shares that the Selling Shareholders beneficially owned before this offering, (ii) the number of shares of the Series B Preference Shares to be sold in this offering by the Selling Shareholders and (iii) the number of shares of and percentage of the Series B Preference Shares that will be beneficially owned by the Selling Shareholders after this offering.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 8,000,000 shares of Series B Preference Shares issued and outstanding as of August 1, 2021. To our knowledge, each Selling Shareholder has sole voting and investment power with respect to the indicated shares of Series B Preference Shares.
	Series B Preference Shares Beneficially Owned Prior to the Offering		Series B Preference Shares to be Sold in the Offering Assuming No Exercise of the Underwriters’ Over-Allotment Option	Series B Preference Shares Beneficially Owned After the Offering Assuming No Exercise of the Underwriters’ Over-Allotment Option
Name of Beneficial Owner	Number of Shares	Percent of Class	Number of Shares	Number of Shares	Percent of Class
Bain Capital Special Situations Asia, L.P.(1) . .	302,438	3.7805%	302,438	—	—
CCOF Onshore Co-Borrower LLC(2) . . . . . .	725,854	9.0732%	725,854	—	—
Centerbridge Credit Partners Master, L.P.(3) .	557,164	6.9646%	557,164	—	—
Centerbridge Special Credit Partners III, L.P.(4) . . . . . . . . . . . . . . . . . . . . . . . . . .	168,690	2.1086%	168,690	—	—
GPC Partners Investments (Canis) LP(5) . . . .	725,854	9.0732%	725,854	—	—

(1)
Bain Capital Special Situations Asia, L.P. (“BCSSA”) directly holds 302,438 shares of Series B Preference Shares. Bain Capital Special Situations Asia Investors, L.P. is the sole general partner of BCSSA. Bain Capital Credit Member II, Ltd. is the manager of Bain Capital Special Situations Asia Investors, L.P. Voting and investment decisions with respect to the shares held by BCSSA are directed by Bain Capital Credit Member II, Ltd. The business address of BCSSA is c/o Bain Capital, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)
CCOF Onshore Co-Borrower LLC (“CCOF Onshore”) directly holds 725,854 shares of Series B Preference Shares. CCOF L.L.C. is the general partner of CCOF General Partner, L.P. CCOF General Partner, L.P. is the general partner of CCOF Master, L.P. CCOF Master, L.P. is the sole member of CCOF Onshore. The business address of CCOF Onshore is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W. Suite 220 South, Washington, District of Columbia, 20004.

(3)
Centerbridge Credit Partners Master, L.P. (“Centerbridge Credit”) directly holds 557,164 shares of Series B Preference Shares. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit. Centerbridge Credit Cayman GP, Ltd. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Credit GP Investors, L.L.C. is the director of Centerbridge Credit Cayman GP, Ltd. Jeffrey H. Aronson is the managing member of Centerbridge Credit GP Investors, L.L.C. The business address of each of the foregoing persons is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.
(4)
Centerbridge Special Credit Partners III, L.P. (“Centerbridge Special”) directly holds 168,690 shares of Series B Preference Shares. Centerbridge Special Credit Partners General Partner III, L.P. is the general partner of Centerbridge Special. CSCP III Cayman GP Ltd. is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. Jeffrey H. Aronson is the director of CSCP III Cayman GP Ltd. The business address of each of the foregoing persons is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(5)
GPC Partners Investments (Canis) LP (“GPC”) directly holds 725,854 shares of Series B Preference Shares. GPC Partners GP LLC is the general partner of GPC. Gallatin Point Capital LLC is the sole member of GPC Partners GP LLC. The business address of GPC is c/o Gallatin Point Capital, 660 Steamboat Road, First Floor, Greenwich, Connecticut 06830.

The Series B Preference Shares are being registered in this offering pursuant to the registration rights granted to the Preference Shareholders in the Transaction Agreement. Pursuant to the Transaction Agreement, the Preference Shareholders exchanged their existing Series B preference shares of Sirius Group in return for 8,000,000 Series B Preference Shares, $60 million in cash and a release of potential claims against Sirius Group. The Selling Shareholders also beneficially own common shares, warrants and other securities of the Company.
On June 30, 2021 and July 8, 2021, the Selling Shareholders sold an aggregate of 5,520,000 Series B Preference Shares pursuant to an underwritten offering (and related partial over-allotment option exercise by the underwriters for that offering).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders (as defined below) relating to the purchase, ownership and disposition of Series B Preference Shares.
This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, U.S. Treasury regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No rulings will be sought from the Internal Revenue Service (the “IRS”) with respect to the purchase, ownership or disposition of Series B Preference Shares, and there can be no assurance that the IRS will not assert (or that a court will not sustain) a position that is contrary to the tax consequences described below.
This discussion addresses only those U.S. holders of Series B Preference Shares that purchase such Series B Preference Shares pursuant to this offering and that hold their Series B Preference Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all the applicable U.S. federal income tax consequences and does not address the potential application of the Medicare contribution tax on net investment income or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•
a bank, thrift, mutual fund, or other financial institution;

•
a tax-exempt organization or government organization;

•
a real estate investment trust or real estate mortgage investment conduit;

•
a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•
an insurance company;

•
a regulated investment company or a mutual fund;

•
a dealer or broker in stocks and securities, or currencies;

•
a trader in securities that elects mark-to-market treatment;

•
a holder that is neither a citizen nor resident of the United States;

•
a holder subject to the alternative minimum tax provisions of the Code;

•
a holder that received Series B Preference Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a holder that has a functional currency other than the U.S. dollar;

•
a holder that is required to accelerate the recognition of any item of gross income with respect to Series B Preference Shares as a result of such income being recognized on an applicable financial statement;

•
a holder that holds its shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction (except as described below);

•
a holder that owns (directly, indirectly or constructively) (i) 10% or more of the total combined voting power of all classes of stock entitled to vote of SiriusPoint, or (ii) 10% or more of the total value of all classes of stock of SiriusPoint; or

•
certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Series B Preference Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the

United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate the income of which is subject to U.S. federal income taxation regardless of its source.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Series B Preference Shares the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes, and any persons that, for U.S. federal income tax purposes, are treated as partners in such partnership, should consult their own tax advisors with respect to the tax consequences of the purchase, ownership and disposition of Series B Preference Shares in their specific circumstances.
You should consult your own tax advisor as to the tax consequences of the purchase, ownership and disposition of Series B Preference Shares in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
Tax Consequences of Holding and Disposing of Series B Preference Shares Not as Part of a Straddle
U.S. Federal Taxation of Holders on Dividends
Subject to the discussion below regarding PFICs, controlled foreign corporations and related person insurance income, cash distributions paid with respect to Series B Preference Shares will constitute ordinary dividend income to a U.S. holder to the extent paid out of current or accumulated earnings and profits, and U.S. holders generally will be subject to U.S. federal income tax upon receipt of such dividends. Dividends paid to certain non-corporate U.S. holders (including individuals) generally will be taxable at a maximum rate of 20% if the dividends constitute “qualified dividend income” and the U.S. holder holds the shares for more than 60 days out of the 121-day period that begins 60 days before the ex-dividend date and meets certain other requirements.
Any dividends paid on Series B Preference Shares generally will constitute “qualified dividend income” if Series B Preference Shares are readily tradable on an established securities market in the United States. Dividends paid on Series B Preference Shares generally will not be eligible for the dividends received deduction.
To the extent distributions on Series B Preference Shares are made that exceed the current and accumulated earnings and profits of SiriusPoint, U.S. holders will be treated as having received a return of their tax basis in their shares, and any amount distributed by SiriusPoint in excess of a U.S. holder’s tax basis generally will be treated as gain from the sale of a capital asset.
Prospective holders are strongly urged to consult with their own tax advisors regarding the taxation of any dividends on Series B Preference Shares.
Passive Foreign Investment Companies
In general, a foreign corporation is treated as a PFIC if 75% or more of its income constitutes “passive income” (as defined below) or 50% or more of its assets produce, or are held for the production of, passive income.
In determining whether SiriusPoint will be treated as a PFIC, SiriusPoint is treated as if it directly owned its proportionate share of the assets and received its proportionate share of the income of any other corporation of which it is a 25% or greater shareholder (by value). Under this look-through rule, SiriusPoint is deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its insurance subsidiaries.

For purposes of the PFIC tests, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC rules contain an express exception for income that is derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business (the “Insurance Company Exception”).
The Insurance Company Exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of reasonable needs of the insurance business. However, there is very little authority as to what constitutes the active conduct of an insurance business or being predominantly engaged in such business. The “Tax Cuts and Jobs Act,” P.L. 115-97 (the “TCJA”), modified the Insurance Company Exception to apply to a company only if (i) the company would be taxed as an insurance company were it a U.S. corporation and (ii) either (A) loss and loss adjustment expenses and certain reserves constitute more than 25% of the company’s gross assets for the relevant year (the applicable insurance liabilities test) or (B) a specified exception applies. By adding an additional “bright line” test to the existing PFIC requirements, the TCJA significantly increases the risk that a non-U.S. insurer will be treated as a PFIC, even if it actively conducts insurance operations.
The IRS recently released proposed and final regulations relating to the Insurance Company Exception, including with respect to the TCJA requirements. Under the proposed regulations, investment income will not qualify for the Insurance Company Exception if the expenses (including compensation) paid by a non-U.S. insurer for services of its own officers and employees with respect to core functions (other than investment activities) are not at least 50% of the total expenses for all services with respect to core functions (other than investment activities). Alternatively, a non-U.S. insurer may qualify if, based on all facts and circumstances, its officers and employees perform the core functions of the business. The final regulations also provide additional rules regarding the Insurance Company Exception and the applicable insurance liabilities test, including rules governing the manner in which the assets and liabilities of subsidiary entities are taken into account. The proposed regulations will be effective if issued in final form.
SiriusPoint believes that its financial reserves are consistent with industry standards and are not in excess of the reasonable needs of our insurance business, that it is actively engaged in insurance activities that involve sufficient transfer of risk, that its employees and officers provide substantial managerial and operational services and that under current law SiriusPoint will have a sufficient proportion of qualifying insurance liabilities. However, there can be no assurance that the IRS will agree with this position and will not successfully assert that SiriusPoint does not qualify for the Insurance Company Exception. In addition, no assurance can be given that SiriusPoint will be able to operate in a manner to satisfy the additional requirements imposed by the TCJA in any given year. Moreover, SiriusPoint’s expectation with respect to any taxable year is based on the amount of risk that SiriusPoint expects to underwrite and the amount of insurance-related liabilities SiriusPoint expects to incur during that year. If SiriusPoint is unable to underwrite a sufficient amount of risk or have sufficient insurance-related liabilities for any taxable year, SiriusPoint might be treated as a PFIC. Furthermore, in certain circumstances, SiriusPoint may seek to manage the volatility of its reinsurance results by writing policies that contain certain contractual terms and conditions (such as loss ratio caps), which may cause the IRS to assert that such policies lack sufficient risk transfer to constitute insurance for U.S. federal income tax purposes, increasing the risk that SiriusPoint may be treated as a PFIC. Counsel to SiriusPoint has never provided an opinion regarding its PFIC status due to the absence of applicable authority regarding the active Insurance Company Exception and the dependence of the PFIC status on the actual operational results and other relevant facts for each taxable year. Prospective U.S. holders are urged to consult their own tax advisors to assess their tolerance of this risk.
If SiriusPoint is treated as a PFIC, U.S. holders may be able to mitigate certain of the negative tax consequences if they are able to make: (i) a timely qualified electing fund (“QEF”) election; (ii) a protective QEF election; or (iii) a mark to market election with respect to the first taxable year in which SiriusPoint is considered a PFIC during the U.S. holder’s holding period in its shares.
As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that SiriusPoint provide certain information to U.S. holders. SiriusPoint will notify its U.S. holders if SiriusPoint concludes in any year that SiriusPoint is likely to be treated as a PFIC. In addition, SiriusPoint intends to provide its U.S. holders each year, upon request, with the information required for making a QEF election or protective QEF election. Upon the determination by SiriusPoint that it is likely to be treated as a PFIC for such year, SiriusPoint intends to provide such information on its web site. SiriusPoint may hold, directly or indirectly, interests in other entities that are treated as PFICs with respect to a U.S. holder. SiriusPoint intends to use reasonable commercial efforts to cause any such entity to provide information that is necessary under currently applicable U.S. Treasury regulations for U.S. holders to make a separate QEF election with respect to such entity. However, if SiriusPoint does not control, directly or indirectly, such entity, SiriusPoint may not be able to cause such entity to provide such information, in which event a QEF election with respect to such entity generally will not be available. In such event, the rules described below under “Treatment Absent a Timely QEF Election” generally will apply to direct and indirect dispositions of SiriusPoint’s interest in such entity (including a disposition by a U.S. holder of Series B Preference Shares and a disposition by SiriusPoint of its interest in such entity) and distributions by such entity.
Treatment Absent a Timely QEF Election.
If SiriusPoint is treated as a PFIC, a U.S. holder that does not make a QEF election generally will be subject to a special tax and an interest charge upon the sale of its shares or receipt of an “excess distribution” with respect to its shares. A U.S. holder will be treated as receiving an “excess distribution” if the amount of the distributions received by the U.S. holder in any taxable year is more than 125% of the average annual distributions paid by SiriusPoint with respect to its shares during the three preceding taxable years (or the period in which the U.S. holder held such shares if shorter).
In addition, a portion of any gain recognized by a U.S. holder upon the sale of its Series B Preference Shares may be recharacterized as ordinary income. Further, any dividends received from SiriusPoint, if SiriusPoint is treated as a PFIC in the current or prior taxable year, will not constitute qualified dividend income and will not be eligible for the reduced 20% rate of tax even if such rate would be available otherwise. If a U.S. holder holds Series B Preference Shares during any taxable year in which SiriusPoint is treated as a PFIC, such shares will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. holder that holds Series B Preference Shares during any period in which SiriusPoint is treated as a PFIC will be treated as owning a proportionate amount of the stock of SiriusPoint’s subsidiaries for purposes of applying the PFIC rules to such U.S. holder.
Timely QEF Election.
If SiriusPoint is treated as a PFIC, a U.S. holder that timely makes a QEF election will be currently taxable on its pro rata share of SiriusPoint’s ordinary earnings and net capital gain regardless of whether SiriusPoint makes any distributions. Such U.S. holder’s basis in its shares will be increased to reflect such taxed but undistributed income, and any subsequent distributions of previously taxed income will reduce its basis and will not be taxed again as a distribution to such U.S. holder.
In general, a U.S. holder that makes a QEF election must annually file a separate IRS Form 8621 for each PFIC in which such U.S. holder is a direct or indirect owner during the year with its U.S. federal income tax return. A U.S. holder that wishes to make a QEF election must make such election on a timely filed IRS Form 8621 for the first taxable year for which the election is to be effective. Prospective U.S. holders are strongly urged to consult with their own tax advisors regarding the mechanics and effects of making a QEF election.
Protective QEF Election.
In certain circumstances, a U.S. holder may be able to make a retroactive QEF election at a later date. However, a retroactive QEF election may not be available to a U.S. holder if it has not previously preserved its right to make such an election. A U.S. holder may preserve its right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which such U.S. holder acquires its Series B Preference Shares if the U.S. holder reasonably believes that SiriusPoint is not a PFIC for the taxable year. The protective statement must generally contain statements describing: such U.S. holder’s basis for its reasonable belief that SiriusPoint was not a PFIC for the taxable year ending with or within such U.S. holder’s first taxable year to which the protective statement applies; an agreement to extend the periods of limitations on the assessment of such U.S. holder’s PFIC related taxes for all taxable years to which the protective statement applies; such U.S. holder’s name, address and certain identifying information with respect to such U.S. holder and to SiriusPoint; and information and representations regarding the highest percentage of shares of each class of shares that such U.S. holder held directly or indirectly during its first taxable year to which the protective statement applies.
In general, filing the protective statement with respect to a taxable year does not obligate a U.S. holder to include its pro rata share of SiriusPoint’s earnings in income for such taxable year if SiriusPoint is not treated as a PFIC for such taxable year. The filing simply preserves a U.S. holder’s ability to make a retroactive QEF election with respect to such taxable year and may protect such U.S. holder from some of the more severe penalties under the PFIC rules. If a U.S. holder makes a valid retroactive QEF election with respect to its shares and SiriusPoint is treated as a PFIC, such U.S. holder will be taxed on its cumulative annual pro rata share of SiriusPoint’s ordinary earnings and net capital gains (regardless of whether any distributions were received) as if such U.S. holder made such elections on a timely basis (i.e., on a non- retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election.
In light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business, a U.S. holder may wish to consider filing a protective statement with respect to SiriusPoint for the first taxable year in which such U.S. holder holds shares in order to preserve the ability to make a retroactive QEF election, if otherwise eligible to make such election. Prospective U.S. holders are strongly urged to consult with their own tax advisors regarding the mechanics and effects of filing a protective statement with respect to their interests in SiriusPoint and of making a retroactive QEF election in the event it is subsequently determined that SiriusPoint is deemed to be a PFIC in any particular year.
Mark to Market Election.
If Series B Preference Shares are treated as “marketable stock,” U.S. holders may make a mark to market election. A U.S. holder that makes a mark to market election will not be subject to the PFIC rules described above. Instead, such U.S. holder will include as ordinary income or loss the difference between the fair market value of its shares at the end of the taxable year and its adjusted basis in the shares. However, ordinary losses will be limited to the net amount previously included in income as a result of the mark to market election. Such U.S. holder’s basis in its shares will be adjusted to reflect any such income or loss amounts. The mark to market election is only available if Series B Preference Shares are regularly traded on certain United States securities exchanges or other exchanges designated by the United States Treasury. Series B Preference Shares will be treated as regularly traded for a calendar year if they are traded for at least 15 days during each calendar year quarter.
In addition, it is unclear whether the mark to market election is available to a publicly-traded holding company, such as SiriusPoint, that becomes a PFIC on account of its lower-tier PFIC subsidiaries. The Code and the Regulations currently do not allow a mark to market election with respect to the stock of lower- tier PFICs that are non-marketable. There is also no provision that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company effectively exempts the indirect shareholders of lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. SiriusPoint believes that, because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, it would be reasonable for a U.S. holder to take the position that a mark to market election made with respect to the stock of the holding company should apply to remove the lower-tier PFICs from the general PFIC rules. However, there can be no assurance that the IRS will agree with this position. In the case of a U.S. holder that has not made a proper QEF election in the first year but makes a mark to market election in the following year, with respect to that following year, gain upon disposition of its Series B Preference Shares, deemed gain under the mark to market regime or “excess distributions” generally will be subject to the special tax and interest charges of the PFIC rules.
Potential U.S. holders are strongly urged to consult their own tax advisors to determine whether the mark to market tax election will be available and the consequences resulting from such election.
Possible Classification of SiriusPoint as a Controlled Foreign Corporation
Each “United States 10% Shareholder” (as defined below) that owns, directly or indirectly through foreign entities, shares of a foreign corporation that is a “controlled foreign corporation” (“CFC”) during any taxable year is required to include in its gross income for U.S. federal income tax purposes as ordinary income its pro rata share of the CFC’s “subpart F income” (as defined below) and global intangible low- taxed income (“GILTI”) for such year, even if no distributions are made. A United States 10% Shareholder is a United States person who owns (directly, indirectly through foreign entities or constructively) 10% or more of the total combined voting power or the value of all classes of stock of a foreign corporation.
Subpart F income generally includes passive investment income, such as interest, dividends, and certain rent and royalties, and certain insurance income, including underwriting and investment income that is attributable to the issuing or reinsuring of any insurance or annuity contract, and that, absent an exception, generally would be taxed under the insurance company provisions of the Code if such income were the income of a United States insurance company.
SiriusPoint expects that substantially all of its income will be subpart F income and therefore the Subpart F income rules, rather than the GILTI rules, generally will apply. Subpart F income inclusion generally is applicable to United States 10% Shareholders that have a direct or indirect ownership interest in a CFC on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, United States 10% Shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of United States property.
In general, a foreign corporation is treated as a CFC only if its United States 10% Shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock at any time during the relevant taxable year. However, for purposes of taking into account subpart F insurance income, a foreign corporation generally will be treated as a CFC only if more than 25% of the total combined voting power or total value of its stock is owned by United States 10% Shareholders at any time during the relevant taxable year. SiriusPoint presently does not expect to be treated as a CFC because it does not expect to have United States 10% Shareholders, however there can be no assurance that this will be the case. Moreover, certain subsidiaries of SiriusPoint are expected to be treated as CFCs because of the operation of current stock attribution rules. Accordingly, a United States 10% Shareholder of SiriusPoint may be subject to inclusions of Subpart F income even if SiriusPoint itself is not treated as a CFC.
If SiriusPoint is a CFC, the rules relating to PFICs generally would not apply to a U.S. holder that is a United States 10% Shareholder. However, certain subpart F income may be taxable at higher rates than if such income were taxable income of a PFIC with respect to which a valid QEF election has been made.
Potential U.S. holders are strongly urged to consult their own tax advisors to determine whether their ownership of our shares will cause them to become a United States 10% Shareholder and the impact of such a classification.
Related Person Insurance Income
A different definition of CFC is applicable in the case of a foreign corporation which earns related person insurance income (“RPII”). RPII is subpart F insurance income of a foreign corporation attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a United States person who owns, directly or indirectly through foreign entities, any amount of stock in such foreign corporation (a “RPII Shareholder”) or a “related person” (as defined below) to such RPII Shareholder. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by a RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. Control is defined as ownership of more than 50% of either the value or voting power of the stock of a person after applying certain constructive ownership rules.
For purposes of taking into account RPII, and subject to the exceptions described below, SiriusPoint will be treated as a CFC if RPII Shareholders collectively own, indirectly, 25% or more of the total combined voting power or value of SiriusPoint’s stock on any day during a taxable year. If SiriusPoint is a CFC during any taxable year under the special RPII rules, a U.S. holder that owns SiriusPoint shares on the last day of any such taxable year must include in gross income for U.S. federal income tax purposes such U.S. holder’s allocable share of RPII of SiriusPoint for the entire taxable year, subject to certain modifications.

RPII Exceptions
The RPII rules do not apply if: (i) direct and indirect insureds and persons related to such insureds, whether or not United States persons, own, or are treated at all times during the taxable year as owning, directly or indirectly through foreign entities, less than 20% of the voting power and less than 20% of the value of the stock of SiriusPoint; or (ii) SiriusPoint’s RPII, determined on a gross basis, is less than 20% of SiriusPoint’s gross insurance income for such taxable year.
SiriusPoint expects that it is likely that SiriusPoint will fall within one or both of the RPII exceptions set forth above. However, if no exception to the RPII rules applies, a U.S. holder that owns any shares on the last day of SiriusPoint’s taxable year will be required to include such U.S. holder’s allocable share of SiriusPoint’s RPII for the entire taxable year in such U.S. holder’s gross income for U.S. federal income tax purposes.
Computation of RPII
In order to determine how much RPII, if any, SiriusPoint has earned in each taxable year, SiriusPoint intends to obtain and rely upon information from SiriusPoint’s ceding companies to determine whether any of the ceding companies or persons related to such ceding companies are direct or indirect United States shareholders. SiriusPoint likely will not be able to determine whether any of the underlying insureds of its ceding companies are RPII Shareholders or related persons to such shareholders. Accordingly, SiriusPoint may not be able to determine accurately whether SiriusPoint qualifies for any RPII exception or what the gross amount of RPII earned by SiriusPoint in a given taxable year would be. SiriusPoint will take reasonable steps that it believes to be advisable to obtain the necessary information to determine the availability of the RPII exceptions and the amount of insurance income that is RPII. However, there can be no assurance that SiriusPoint will be able to obtain all necessary information to make the determinations.
Apportionment of RPII to United States Persons
If SiriusPoint earns RPII, a shareholder that is a United States person may be apportioned more RPII than such shareholder’s proportionate share of such RPII under the apportionment rules prescribed by the Code. If SiriusPoint has RPII and makes a distribution of RPII to a U.S. holder with respect to such U.S. holder’s shares, the distribution will not be taxable to the extent such RPII has been allocated to and included in such U.S. holder’s gross income for the taxable year in which the distribution was paid or for any prior year.
Uncertainty as to Application of the CFC and RPII Rules
The courts have not interpreted the RPII provisions and there are no definitive regulations interpreting the RPII provisions, although proposed regulations have existed since 1991. It is unclear whether the IRS will adopt the proposed regulations or what changes or clarifications might ultimately be made to the proposed regulations. Additionally, considerable uncertainty exists regarding the CFC rules pertaining to insurance. Any changes to the proposed and final regulations governing CFCs and RPII, or any interpretation or application of the CFC and RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning and application of the CFC insurance and RPII provisions are uncertain. Finally, there can be no assurance that any amounts of subpart F insurance income or RPII inclusions reported by SiriusPoint to a U.S. holder will not be subject to adjustment based upon subsequent IRS examination. Prospective U.S. holders are strongly urged to consult their own tax advisors as to the effects of these uncertainties and as to the effects that the CFC insurance and RPII provisions may have on them and on their holding of Series B Preference Shares.
Basis Adjustments
A U.S. holder’s tax basis in its shares will be increased by the amount of any subpart F income that such U.S. holder includes in income under either the RPII or non-RPII CFC rules. Similarly, a U.S. holder’s tax basis in its shares will be reduced by the amount of distributions of subpart F income that are excluded from income.

Information Reporting
Under certain circumstances, United States 10% Shareholders and RPII Shareholders of a CFC that own shares directly or indirectly through a foreign entity may be required to file IRS Form 5471. Furthermore, United States persons that directly or indirectly acquire 10% or more of the value of the shares of a foreign corporation may be required to file IRS Form 5471 in certain circumstances even if the entity is not a CFC.
Accordingly, if SiriusPoint’s gross RPII for a taxable year constitutes 20% or more of its gross insurance income for the period, and the 20% ownership exception described above does not apply, any United States person treated as owning, directly or indirectly, any Series B Preference Shares on the last day of SiriusPoint’s taxable year will be subject to the RPII rules and will be required to file IRS Form 5471. In addition, a U.S. holder that owns, directly or indirectly, more than 10% of the vote or value of SiriusPoint’s outstanding shares at any time during SiriusPoint’s taxable year will be required in certain circumstances to file IRS Form 5471 even if SiriusPoint is not a CFC. Failure to file IRS Form 5471 may result in penalties. A U.S. holder may also have to file Form 8938 with respect to such U.S. holder’s shares, as discussed below under “Disclosure Requirements for Specified Foreign Financial Assets.”
Tax-Exempt Shareholders
A tax-exempt entity that owns (directly, indirectly through a non-U.S. entity or constructively) any shares of stock in a CFC is generally required to treat as unrelated business taxable income (“UBTI”) the portion of any amount of subpart F insurance income included in such tax-exempt entity’s gross income under the CFC and RPII rules discussed above if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder.
If SiriusPoint were treated as a CFC for a taxable year, then any tax-exempt entity treated as a United States 10% Shareholder would be required to treat a portion of SiriusPoint’s subpart F insurance income as UBTI. Moreover, if SiriusPoint’s gross RPII were to equal or exceed 20% of its gross insurance income and the 20% ownership exception for RPII did not apply, then tax-exempt entities owning SiriusPoint’s shares would be required to treat a portion of SiriusPoint’s subpart F income as UBTI even if such tax-exempt entities were not treated as United States 10% Shareholders. Additionally, a tax-exempt entity that is treated as a United States 10% Shareholder or a RPII Shareholder must file IRS Form 5471 in the circumstances described above.
Potential U.S. holders that are tax-exempt entities are strongly urged to consult their own tax advisors as to the potential impact of the subpart F insurance income and UBTI provisions of the Code.
Dispositions of Series B Preference Shares
Generally, the difference between a U.S. holder’s basis in its shares and the amount realized on the sale, exchange or other disposition of its shares will be includible in gross income as capital gain or loss, subject to the relevant discussion in this summary relating to the potential application of the CFC and PFIC rules. If a U.S. holder’s holding period for its shares is more than one year, any gain will generally be subject to U.S. federal income tax at the rates applicable to long-term capital gain, subject to the PFIC provisions discussed above. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.
Under Section 1248 of the Code, any gain from the sale or exchange by a United States 10% Shareholder of shares in a CFC may be treated as a dividend to the extent of the United States 10% Shareholder’s portion of the CFC’s undistributed earnings and profits accumulated during the period that the shareholder held the shares, subject to certain adjustments, and would be required to comply with certain reporting requirements, regardless of the amount of shares owned by the direct or indirect shareholder. If gain from the sale or exchange of SiriusPoint shares is recharacterized as dividend income under Section 1248 of the Code, the gain may be treated as “qualified dividend income” to non-corporate taxpayers and eligible for a reduced 20% rate of taxation, subject to the public trading and holding period requirements and PFIC provisions discussed above. Section 1248 also applies to the sale or exchange of shares by a United States person in a foreign corporation that earns RPII and is characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a United States corporation. Such dividend treatment applies to a United States person subject to the RPII rules regardless of whether such United States person is a United States 10% Shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). The proposed regulations do not specifically address whether Section 1248 of the Code applies when an upper tier foreign corporation does not earn RPII directly and does not have United States 10% Shareholders but such foreign corporation has an insurance company subsidiary that is a CFC for purposes of requiring United States persons to take RPII into account.
SiriusPoint believes that it would be reasonable for a U.S. holder to take the position that Section 1248 of the Code should not apply to dispositions of SiriusPoint shares because SiriusPoint does not expect to have any United States 10% Shareholders and will not be directly engaged in the insurance business. However, there can be no assurance that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend such regulations, or issue other regulations, to provide that Section 1248 of the Code applies to dispositions of SiriusPoint shares.
If SiriusPoint redeems Series B Preference Shares, the redemption (other than any redemption proceeds attributable to any declared but unpaid dividend, which will be treated in the manner described above under “U.S. Federal Taxation of Holders on Dividends”) generally will be treated as a sale or exchange of Series B Preference Shares by a U.S. holder, with the consequences described above, if the redemption:
a.
is “not essentially equivalent to a dividend” with respect to such U.S. holder under Section 302(b)(1) of the Code;

b.
is a “substantially disproportionate” redemption with respect to such U.S. holder under Section 302(b)(2) of the Code;

c.
results in a “complete redemption” of such U.S. holder’s interest in our stock under Section 302(b)(3) of the Code; or

d.
is a redemption of stock held by a non-corporate U.S. holder that results in our partial liquidation under Section 302(b)(4) of the Code.

In determining whether these tests have been met, a U.S. holder must take into account shares of any class of SiriusPoint stock directly owned by such U.S. holder as well as shares of any class of SiriusPoint stock constructively owned by such U.S. holder by operation of certain attribution rules. If the redemption does not meet any of these tests with respect to a U.S. holder, then the entire amount of the redemption proceeds received by such U.S. holder generally will be treated as a distribution on Series B Preference Shares to such U.S. holder, with the consequences described above under “U.S. Federal Taxation of Holders on Dividends.” The Biden Administration has proposed a number of changes to U.S. tax law, including that the long-term capital gains and qualified dividends of certain non-corporate U.S. holders (generally, those with an adjusted gross income in excess of $1 million) be taxed at ordinary (and not preferential) rates. The Biden Administration proposes that the rate increase be effective currently. It is not possible to predict whether, or in what form, the Biden Administration’s proposals will be enacted into law or what the effective date of any such changes might be.
Potential U.S. holders are strongly urged to consult their own tax advisors regarding the application of these provisions to the disposition and redemption of Series B Preference Shares, including the treatment of adjusted tax basis if the redemption is treated as a distribution rather than a sale or exchange.
Foreign Tax Credit
SiriusPoint’s subpart F insurance income inclusions and dividends generally will constitute income from sources outside the United States and generally will be categorized as “passive” income for foreign tax credit limitation purposes. If, however, 50% or more (by vote or value) of SiriusPoint’s stock is treated as being owned by United States persons, the amount of dividends constituting income from sources outside the United States may be limited to the amount attributable to SiriusPoint’s income from sources outside the United States. This foreign source limitation also applies to any gain from the sale of SiriusPoint shares that is treated as a dividend under Section 1248 of the Code. Thus, it may not be possible for U.S. holders to utilize excess foreign tax credits to reduce United States tax on such income. The rules relating to U.S. foreign tax credits are very complex, and potential U.S. holders are strongly urged to consult their own tax advisors regarding the application of such rules.
Disclosure Requirements for Specified Foreign Financial Assets
Individual U.S. holders (and certain U.S. entities specified in IRS guidance) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns a statement setting forth certain information if the aggregate value of all such assets exceeds $50,000 on IRS Form 8938. “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include SiriusPoint shares if they are not held in an account maintained with a U.S. financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. U.S. holders should consult their own tax advisors as to the possible application to them of this filing requirement.
FATCA
The Foreign Account Tax Compliance provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to (i) certain U.S. source income (including interest and dividends) (“withholdable payments”) and (ii) “passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by foreign financial institutions (“FFIs”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.
The Bermuda government has entered into a “Model 2” intergovernmental agreement (“IGA”) with the United States. If SiriusPoint is treated as an FFI for the purposes of FATCA, under the Model 2 IGA, SiriusPoint will be directed to “register” with the IRS and to comply with the requirements of FATCA, including due diligence, reporting and withholding. Assuming registration and compliance pursuant to a Model 2 IGA, an FFI would be treated as FATCA compliant and not subject to withholding. An FFI that satisfies the eligibility, information reporting and other requirements of the IGA will not be subject to the regular FATCA reporting and withholding obligations discussed below.
If SiriusPoint is treated as a FFI for purposes of FATCA, withholdable payments and foreign passthru payments made to SiriusPoint will be subject to a 30% withholding tax unless an agreement with the IRS (an “FFI Agreement”) is in effect, pursuant to which SiriusPoint would be required to provide information regarding its U.S. direct or indirect owners and to comply with other reporting, verification, due diligence and other procedures established by the IRS, including a requirement to seek waivers of non-U.S. laws that would prevent the reporting of such information. The IRS may terminate the FFI Agreement if the IRS notifies SiriusPoint that it is out of compliance with the FFI Agreement and SiriusPoint does not remediate the compliance failure. Even if SiriusPoint is subject to an FFI Agreement, distributions to an investor that are treated as foreign passthru payments generally will be subject to a 30% withholding tax (a) if the investor fails to provide information or take other actions required for SiriusPoint to comply with the FFI Agreement including, in the case of a non-U.S. investor, providing information regarding certain U.S. direct and indirect owners of the investor (and, in certain circumstances, obtaining waivers of non-U.S. law to permit such reporting), or (b) if the investor is an FFI, unless the investor (i) is subject to an FFI Agreement, (ii) establishes that an exemption applies or (iii) is required to comply with FATCA under an applicable IGA.
Under the regulations implementing FATCA, a foreign insurance company (or foreign holding company of an insurance company) that issues or is obligated to make payments with respect to an account is a FFI. For this purpose, insurance contracts treated as having “cash value” and annuity contracts issued or maintained by a financial institution are considered accounts, and certain term life insurance contracts are not considered accounts. Insurance companies that issue only property and casualty insurance contracts, or that only issue life insurance contracts lacking cash value (or that provide for limited cash value) generally would not be considered FFIs under the final regulations. However, a holding company may be treated as an FFI if it is formed in connection with or availed of by a collective investment vehicle, mutual fund, exchange traded fund, hedge fund, venture capital fund, leveraged buyout fund, or any similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets.

Moreover, a company may be treated as an FFI if its gross income is primarily attributable to investing, reinvesting, or trading in financial assets and the entity is managed by an FFI, or the entity functions or holds itself out as an investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. There can be no certainty as to whether SiriusPoint will be treated as a FFI under FATCA. SiriusPoint will use reasonable efforts to avoid the imposition of a withholding tax under FATCA, which may include entering into a FFI Agreement. Even if SiriusPoint is not treated as an FFI, then depending on whether the shares of SiriusPoint are treated as “regularly traded on one or more established securities markets” under the FATCA rules and whether the income and assets of SiriusPoint meet the requirements for the treatment of SiriusPoint as an “active NFFE,” withholdable payments to SiriusPoint may be subject to a 30% withholding tax unless SiriusPoint provides information regarding its U.S. direct or indirect owners.
Backup Withholding
Under certain circumstances, information reporting or backup withholding (or both) may apply to U.S. holders with respect to payments made on or proceeds from the sale, exchange or other disposition of a Series B Preference Share, unless an applicable exemption is satisfied.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.
Potential U.S. holders of Series B Preference Shares are urged to consult their own tax advisors with respect to the tax consequences of the purchase, ownership and disposition of Series B Preference Shares in their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

BERMUDA TAX CONSIDERATIONS
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or applicable to our operations, shares, debentures or other obligations. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Shareholders and the underwriters named below, the Selling Shareholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Selling Shareholders, the number of shares of Series B Preference Shares set forth opposite its name below.
Underwriter	Number of Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
Total	2,480,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We and the Selling Shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Series B Preference Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us and the Selling Shareholders that the underwriters propose initially to offer the Series B Preference Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per share to other dealers.
The following table shows the per Series B Preference Share and total public offering price, underwriting discount and proceeds before expenses to the Selling Shareholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Series B Preference Shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to the Selling Shareholders	$	$	$

(1)
The underwriting discount is calculated using a weighted average amount of $      per Series B Preference Share for retail orders and $      per Series B Preference Share for institutional orders.

The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.

We have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series B Preference Shares or any securities convertible into the Series B Preference Shares for 30 days following the date of the underwriting agreement without the prior written consent of the underwriters.
Option to Purchase Additional Series B Preference Shares
The Selling Shareholders have granted the underwriters an option to purchase up to        additional Series B Preference Shares within 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series B Preference Shares proportionate to that underwriter’s initial amount reflected in the above table.
New York Stock Exchange Listing
The Series B Preference Shares are listed on the NYSE under the symbol “SPNT PRB.”
Price Stabilization, Short Positions
Until the distribution of the Series B Preference Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series B Preference Shares. However, the underwriters may engage in transactions that stabilize the price of the Series B Preference Shares, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell the Series B Preference Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Series B Preference Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series B Preference Shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional Series B Preference Shares or purchasing Series B Preference Shares in the open market. In determining the source of Series B Preference Shares to close out the covered short position, the underwriters will consider, among other things, the price of Series B Preference Shares available for purchase in the open market as compared to the price at which they may purchase Series B Preference Shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing Series B Preference Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preference Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series B Preference Shares made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series B Preference Shares or preventing or retarding a decline in the market price of the Series B Preference Shares. As a result, the price of the Series B Preference Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series B Preference Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for the Company, the Selling Shareholders, or their respective affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company, the Selling Shareholders, or their respective affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of the Company, the Selling Shareholders, or their respective affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Delivery of the Series B Preference Shares
We expect that delivery of the Series B Preference Shares will be made against payment therefor on or about August   , 2021, which will be the        business day (T+    ) following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Series B Preference Shares will not be made on a T+2 basis, investors who wish to trade the Series B Preference Shares before their delivery hereunder may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

VALIDITY OF SERIES B PREFERENCE SHARES
The validity of the Series B Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters relating to this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. The Selling Shareholders have been represented by Kirkland & Ellis LLP.
EXPERTS
The consolidated financial statements of Third Point Reinsurance Ltd. for the year ended December 31, 2020, appearing in SiriusPoint Ltd.’s (formerly known as Third Point Reinsurance Ltd.) Current Report on Form 8-K dated June 17, 2021, and the effectiveness of SiriusPoint Ltd.’s (formerly known as Third Point Reinsurance Ltd.) internal control over financial reporting as of December 31, 2020 included in its Annual Report on Form 10-K have been audited by Ernst & Young Ltd., an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Third Point Enhanced LP appearing in SiriusPoint Ltd.’s (formerly known as Third Point Reinsurance Ltd.) Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Sirius International Insurance Group, Ltd. included in Exhibit 99.1 of SiriusPoint Ltd.’s Current Report on Form 8-K dated May 7, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021 (SEC File No. 001-36052);

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021, and the quarter ended June 30, 2021, filed with the SEC on August 5, 2021 (SEC File No. 001-36052);

•
Current Reports on Form 8-K filed with the SEC on February 26, 2021 (as amended on May 7, 2021), March 18, 2021, May 20, 2021, May 27, 2021, June 17, 2021, June 30, 2021, August 5, 2021 and August 6, 2021;

•
Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2021 (SEC File
No. 001-36052); and

•
Definitive Additional Solicitation Material to Annual Meeting Proxy Statement on Schedule 14A filed with the SEC on May 10, 2021 (SEC File No. 001-36052).

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus supplement by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.
You should read the information relating to us in this prospectus supplement and accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement.
You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus supplement, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”

PROSPECTUS
SIRIUSPOINT LTD.
Common Shares
Preference Shares
Senior Debt Securities
Depositary Shares
Warrants
Units
Share Purchase Contracts

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
Our common shares, $0.10 par value per share (“Common Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPNT.” On May 5, 2021, the last reported sale price of our Common Shares on the NYSE was $10.64 per share.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our Common Shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
The date of this prospectus is May 7, 2021.

i

About This Prospectus
This prospectus is part of a registration statement that SiriusPoint Ltd. (“SiriusPoint”) filed with the SEC using a “shelf” registration process. Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us” and the “Company” refer to SiriusPoint and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.
You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

ii

Disclosure Regarding Forward-Looking Statements
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information, and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend” and the negative of these or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.
These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expense and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events that could adversely affect our results of operations and financial condition; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings would significantly and negatively affect our ability to implement our business strategy successfully; loss and loss adjustment expenses reserves may be inadequate to cover SiriusPoint’s ultimate liability for losses and as a result its financial results could be adversely affected; global climate change and/or periods characterized by excess underwriting capacity and unfavorable premium rates may have an adverse effect on our business, operating results and financial conditions; SiriusPoint’s investment portfolio may suffer reduced returns or losses; adverse changes in interest rates, foreign currency exchange rates, equity markets, debt markets or market volatility could result in significant losses to SiriusPoint’s investment portfolio; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate sufficient future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, mergers, strategic investments or joint ventures; cyber breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Fund”) whose investment strategy may bear substantial investment risks; and conflicts of interest among various members of the TP Fund, Third Point LLC and SiriusPoint may adversely affect us.
Additional factors that could materially affect these forward-looking statements can be found in our reports filed with the SEC that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”

Our Company
SiriusPoint Ltd.
SiriusPoint is an international specialty insurance and reinsurance company created from our combination (the “Merger”) with Sirius Group, a global multi-line insurer and reinsurer. Headquartered in Bermuda with offices in New York, Stockholm, London, Hamburg, Zurich, Liege and Singapore. SiriusPoint has a global platform that provides insurance and reinsurance solutions services to clients and brokers on a worldwide basis through its operating subsidiaries, with access to admitted and non-admitted paper in Europe, the United States, Bermuda and Lloyd’s of London. SiriusPoint’s insurance lines include: Environmental, Property, Energy, Workers’ Compensation and Aviation and Space. SiriusPoint’s reinsurance lines include: Life, Accident and Health, Property, Marine and Energy, Casualty, Aviation and Space and Credit and Bond. SiriusPoint also offers Runoff solutions. As of the closing of the Merger on February 26, 2021, SiriusPoint had over $3.0 billion in initial capital.
SiriusPoint is listed on the NYSE (SPNT). Its principal executive offices are located at Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, and its main telephone number is (441) 542-3300.

Use of Proceeds
Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Share Capital
The following description of our Common Shares and preference shares, $0.10 par value per share (“Preference Shares”), in this prospectus is a summary. When we, or one or more selling security holders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of the Common Shares and Preference Shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
The following description does not purport to be complete and is qualified in its entirety by reference to any prospectus supplement, the SiriusPoint memorandum of association (the “Memorandum of Association”) and the SiriusPoint bye-laws (the “Bye-Laws”), and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our Memorandum of Association and our Bye-Laws.
Capitalization
Our authorized share capital consists of 300,000,000 Common Shares and 30,000,000 Preference Shares. As of April 30, 2021, we had 161,590,077 Common Shares issued and outstanding, including 2,985,900 restricted shares, 11,720,987 Series A Preference Shares issued and outstanding and 8,000,000 Series B Preference Shares issued and outstanding. As of April 30, 2021, we had reserved up to 38,529,974 Common Shares issuable upon the conversion, exercise, exchange or settlement of other outstanding classes of securities. As of April 30, 2021, a total of 30,509,507 Common Shares were reserved for issuance under our current share incentive plans and in connection with restricted share award agreements entered into between us and certain of our employees and directors. As of April 30, 2021, there were share options outstanding (subject to vesting) for 10,580,961 Common Shares.
Preference Shares
Pursuant to Bermuda law and our Bye-Laws, the SiriusPoint Board of Directors (the “Board”) by resolution may establish one or more series of Preference Shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of SiriusPoint. The specific terms of Preference Shares will be described in a prospectus supplement.
Common Shares
Our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.
Dividend Policy
The Board may, subject to Bermuda law and our Bye-Laws, declare a dividend to be paid to our shareholders as of a record date determined by the Board, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.
Voting Rights
In general, and subject to the adjustments described below, shareholders have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

Under our Bye-Laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our Bye-Laws, as applied by the Board within its discretion.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).
“Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the Controlled Shares of such person.
“9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares.
In addition, our Bye-Laws provide that the Board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.
Our Bye-Laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the Board may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of the Controlled Shares.
Our Bye-Laws also provide that if CM Bermuda Limited, a Bermuda exempted company limited by shares (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and CM Bermuda, filed as Exhibit 4.5 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own Common Shares or any other authorized or other common shares of SiriusPoint which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of our issued and outstanding shares with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of Common Shares, the votes conferred by the Common Shares or any of our other authorized or other common shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.
Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Certain Bye-Law Provisions
The provisions of our Bye-Laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in its best interest, including an attempt that might result in its receipt of a premium over the market price for its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of such persons’ terms.
Number of Directors
Our Bye-laws provide that the Board shall consist of such number of directors, not fewer than five directors, as the Board may from time to time determine in its sole discretion, up to a maximum of thirteen directors.
Classified Board of Directors
In accordance with the terms of our Bye-Laws, our Board is divided into three classes, Class I, Class II and Class III. Directors hold office for a three year term. If the number of directors is changed, any increase or decrease is apportioned by our Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy holds office for a term that coincides with the remaining term of the other directors of that class, but in no case does a decrease in the number of directors shorten the term of any director then in office. A director holds office until the annual general meeting for the year in which his term expires, subject to conditions of our Bye-Laws. Our Bye-Laws further provide that the authorized number of directors may only be changed by resolution of our Board. Additionally, our Board has the power to fill vacancies on the Board as a result of death, disability, disqualification or resignation or as a result of an increase in the size of the Board. This allows our Board to elect a class director to fill a vacant class seat (created by any increase in the number of directors on the Board), without the need to wait for the expiry of such class of director’s three year term. Any appointment by our Board to fill a vacancy on the Board is for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors, as the case may require.
Removal of Director
Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of SiriusPoint’s voting shares. Any vacancy on our Board resulting from the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, by our Board. A director who is appointed by our Board to fill the vacancy resulting from the removal of a director shall hold office for the remainder of the full term of the class of directors of the removed director.
No Shareholder Action by Written Consent
Our Bye-Laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder meeting could delay, prevent or invalidate shareholder action.
Shareholder Advance Notice Procedure
Our Bye-Laws establish an advance notice procedure for shareholders depending on whether the shareholders are nominating candidates for election as directors or whether the shareholders are bringing other business before either an annual general meeting or special general meeting of the shareholders. For nominations of persons for election to our Board, to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 70 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs. For proposals of business other than the nominations of persons for election to our Board to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than ten days following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than seven days following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.
For nominations of persons for election to our Board, the notice must include the following information:
•
as to each person whom the shareholder proposes to nominate for election as a director:

•
written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•
the name, age, business address and residential address of the person;

•
the principal occupation or employment of the person;

•
the class or series and number of shares which are owned beneficially or of record by the person; and

•
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•
as to the shareholder giving the notice:

•
the name and record address of such shareholder;

•
the class or series and number of shares of SiriusPoint which are owned beneficially or of record by such shareholder;

•
a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•
a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice; and

•
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

For other proposals of business to be brought before the general meeting, as to each matter, the notice must include the following information:
•
a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the general meeting;
•
the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the business is being proposed;

•
the class or series and number of shares of SiriusPoint which are registered in the name of or beneficially owned by such shareholder and such beneficial owner (including any shares as to which such shareholder or such beneficial owner has a right to acquire ownership at any time in the future);

•
a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such shareholder or such beneficial owner, the purpose or effect of which is to give such shareholder or such beneficial owner economic risk similar to ownership of shares of SiriusPoint;

•
a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such shareholder or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of SiriusPoint, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or beneficial owner, or which provides, directly or indirectly, such shareholder or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of SiriusPoint;

•
a description of all agreements, arrangements, understandings or relationships between such shareholder or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder or such beneficial owner or any of their respective affiliates or associates in such business;

•
a representation that such shareholder intends to appear in person or by proxy at the general meeting to bring such business before the general meeting;

•
a representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to shareholders of at least the percentage of the voting power of our issued and outstanding shares required to pass such proposed business and/or (B) otherwise solicit proxies from shareholders in support of such proposed business; and

•
such other information relating to the proposed business as we may reasonably require.

Amendments to Memorandum of Association and Bye-Laws
Amendments to our Bye-Laws require an affirmative vote of majority of our Board and a majority of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Amendments to the Memorandum of Association require an affirmative vote of majority of our Board and 66.67% of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Our Bye-Laws also provide that specified provisions of the Bye-Laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special general meeting of shareholders, including the provisions governing voting, the election of directors, the classified Board, director removal and amendments to the Bye-Laws and Memorandum of Association.

In addition, no amendment to our Bye-Laws or Memorandum of Association which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent, but only for so long as he holds a number of shares equal to at least 25% of the total number of shares held by such party on December 22, 2011.
These provisions make it more difficult for any person to remove or amend any provisions in the Memorandum of Association and Bye-Laws that may have an anti-takeover effect.
Business Combinations
Our Bye-Laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by our Board and the authorization at an annual or special general meeting by the affirmative vote of at least 66.67% of the issued and outstanding voting shares that are not owned by the interested shareholder unless:
•
prior to the time that the person became an interested shareholder, our Board approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or

•
upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

Our Bye-Laws define “business combination” to include the following:
•
any merger or consolidation of SiriusPoint with the interested shareholder or its affiliates;

•
any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;

•
subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of ours to the interested shareholder;

•
any transaction involving us that has the effect of increasing the proportionate share of any class or series of its shares beneficially owned by the interested shareholder; or

•
any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of our issued and outstanding voting shares.
In respect of any business combination to which the restrictions in our Bye-Laws do not apply but which the Companies Act 1981 of Bermuda (the “Companies Act”) requires to be approved by the shareholders, the necessary shareholders’ approval is the affirmative vote of a majority of the votes cast for any business combination which has been approved by our Board, but where such business combination has not been approved by our Board, the necessary shareholders’ approval requires the affirmative vote of shares carrying not less than 662∕3% of the total voting rights of all issued and outstanding shares. The same shareholder approval thresholds also apply in respect of any merger or amalgamation which is not considered a “business combination” but which the Companies Act requires shareholder approval.

Consent to Special Actions
Pursuant to the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and Daniel S. Loeb, filed as Exhibit 4.6 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, we shall not, and shall cause our subsidiaries not to, enter into any transaction with any (i) affiliate of ours, (ii) shareholder and/or director, officer, employee, and/or affiliate of any shareholder and/or (iii) director, officer, employee, and/or affiliate of any of the foregoing without the prior written consent of Daniel S. Loeb for so long as he holds shares representing at least 25% of the shares respectively held by him on December 22, 2011.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairman, any two of our directors, any director and our Secretary or our Board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 1/10th of our voting shares, our Board shall convene a special general meeting. At least two or more persons representing more than 50% of SiriusPoint’s aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting; provided that if we shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. As determined according to certain adjustments of voting power specified in our Bye-Laws (see “— Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Transfer Agent and Registrar
The transfer agent and registrar for Common Shares and Preference Shares is Computershare Trust Company, N.A.
Listing
Common Shares are listed on the NYSE under the symbol “SPNT”.

Description of Debt Securities
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to the debt securities and any variations from the terms set forth below will be set forth in the prospectus supplement relating to such debt securities.
General
We may offer, from time to time, senior debt securities directly to the public or as part of a unit. We may issue the senior debt securities in one or more series under a Senior Indenture to be entered into between SiriusPoint, as issuer, and The Bank of New York Mellon, as trustee. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indenture.
The following description of the terms of the indenture is a summary. It summarizes only those portions of the indenture that we believe will be most important to your decision to invest in the debt securities. You should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, that defines your rights as a holder of the debt securities of a particular series. There are other provisions in the indenture and any applicable supplemental indenture that may also be important to you. You should read the indenture and any applicable supplemental indenture for a full description of the terms of the debt securities.
Whenever we refer to particular provisions or terms of the indenture in this prospectus or in any prospectus supplement, such provisions or terms are incorporated by reference herein or in the prospectus supplement relating to such debt securities.
Ranking
The debt securities will be our unsecured and senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and senior indebtedness. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the debt securities will effectively rank junior to any of our future secured debt to the extent of the value of the assets securing such debt.
Since SiriusPoint is a holding company, most of its operating assets are owned by its subsidiaries. SiriusPoint will rely primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding obligations and corporate expenses. Accordingly, any debt securities SiriusPoint issues will be effectively subordinated to all existing and future liabilities of SiriusPoint’s subsidiaries, and you should rely only on the assets directly held by SiriusPoint for payments on those debt securities. In addition, the payment of dividends by SiriusPoint’s subsidiaries are limited under the applicable insurance laws and regulations of Bermuda.
The operating subsidiaries of SiriusPoint are separate and distinct legal entities and have no obligation to pay any amounts due on the debt securities or to provide SiriusPoint with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by SiriusPoint’s subsidiaries to SiriusPoint could be subject to statutory or contractual restrictions. Moreover, since certain of SiriusPoint’s subsidiaries are insurance companies, their ability to pay dividends to SiriusPoint is subject to regulatory limitations. See “Business — Regulation” in Third Point Reinsurance Ltd.’s (“TPRE”) (n/k/a SiriusPoint Ltd.) Form 10-K for the year ended December 31, 2020.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the indenture does not limit us from incurring or issuing other secured or unsecured debt under the indenture or any other indenture that we may have entered into or enter into in the future. See the prospectus supplement relating to any offering of debt securities.

Terms of the Debt Securities
We may issue the debt securities in one or more series through a supplemental indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors, or a certificate of an authorized officer of SiriusPoint.
You should refer to the prospectus supplement relating to such debt securities for the specific terms of the debt securities. These terms may include the following:
•
the title of the debt securities;

•
any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•
the stated maturity of the debt securities of the series;

•
the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•
the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders of debt securities of the series to whom interest is payable on any such interest payment dates;

•
whether the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner in which such amounts shall be determined;

•
the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and the manner in which the particular debt securities of such series (if less than all debt securities of such series are to be redeemed) are to be selected for redemption;

•
our obligation, if any, to redeem, repay or purchase the debt securities of a series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•
if other than the full principal amount thereof, the portion, or methods of determining the portion, of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;
•
provisions granting special rights to holders of the debt securities of the series upon the occurrence of specific events;

•
any deletions from, modifications of or additions to the events of default or our covenants provided for with respect to the debt securities of the series;

•
if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible and, if other than by a resolution of our board of directors, the manner in which any election by us to defease such debt security shall be evidenced;

•
whether the debt security of the series will be convertible or exchangeable into our common shares or our other securities or property and, if so, the terms and conditions upon which such debt security will be so convertible or exchangeable, including the conversion or exchange price or method of determining the conversion or exchange price and the conversion or exchange period;

•
whether the debt security of the series are issuable as a global security and, in such case, the identity of the depositary for such series and the terms and conditions upon which global securities may be exchanged for certificated debt securities;

•
the forms of the debt security of the series;

•
any special tax implications of the debt security of the series, including any provisions for original issue discount securities, if offered;

•
any change in the right of the trustee or the requisite holder to declare the principal amount thereof due and payable;

•
any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities of the series;

•
any restrictions on the registration, transfer or exchange of the debt securities of the series; and

•
any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as described in “Modification and Waiver” herein).

Optional Redemption
The debt securities we may offer will not be subject to any sinking fund unless otherwise set forth in the prospectus supplement relating to such debt securities.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the redemption date. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may redeem debt securities in part only in the amount of $2,000 or integral multiples of $1,000 in excess thereof.
Notice of any redemption will be mailed (or, if the debt securities of the applicable series are represented by one or more global notes, transmitted in accordance with DTC standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the debt securities of the applicable series to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance or a satisfaction and discharge. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of debt securities called for redemption and all rights under such debt securities of the applicable series will terminate.
The notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of the debt securities of a series are to be redeemed, the trustee shall select the debt securities or portions of the debt securities to be redeemed by lot or in such other manner as the trustee shall deem appropriate and fair in accordance with DTC procedures. Such debt securities of such series may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any debt securities of such series to be redeemed in part will not be less than $2,000), and the trustee shall thereafter promptly notify us in writing of the numbers of debt securities of the series to be redeemed, in whole or in part; provided that, if the debt securities of such series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.
Special Payment Terms of the Debt Securities
We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the prospectus supplement relating to such debt securities.
The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the prospectus supplement relating to such debt securities.
If we use any index to determine the amount of payments of principal of and premium, if any, on any series of debt securities, we will also describe in the prospectus supplement relating to such debt securities the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.
Denominations, Registration and Transfer
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we will issue the debt securities in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate, except as we may describe in the prospectus supplement relating to such debt securities. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indenture.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the trustee will be the security registrar with respect to the debt securities issued under the indenture. We may at any time rescind the designation of any registrar that it initially designates or approve a change in the location through which the registrar acts. We will specify the registrar with respect to debt securities of any particular series in the prospectus supplement relating to the debt securities of that series.

Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any debt securities are outstanding, SiriusPoint may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of, SiriusPoint’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with SiriusPoint, in each case unless:
•
SiriusPoint is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than SiriusPoint, is organized and validly existing under the laws of Bermuda, the United Kingdom, the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of SiriusPoint’s obligations under the debt securities and the indenture;

•
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•
SiriusPoint delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the shares, assets or liabilities of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries to SiriusPoint or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries (including Third Point Re (USA) Holdings Inc., Sirius International Insurance Group, Ltd., Sirius International Group, Ltd. and Sirius International Holdings, Ltd.) with and into SiriusPoint.
Events of Default, Notice and Waiver
The following shall constitute “events of default” under the indenture with respect to each series of the debt securities:
•
our failure to pay any interest on any debt securities of such series when due and payable, continued for 30 days;

•
our failure to pay principal of or premium, if any, on any debt securities of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•
our failure to observe or perform any other of the covenants or agreements with respect to the debt securities of such series for 90 days after written notice of such failure is given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the then outstanding debt securities of such series;

•
certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and

•
certain events of bankruptcy, insolvency or our reorganization.

If an event of default with respect to any debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt security of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series, outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default with respect to a series of debt securities of which it has received written notice and which is continuing with respect to the debt securities of such series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of the debt securities of any series may institute any action against us under the indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the debt securities) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute such action, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the debt securities of such series do not give the trustee a direction inconsistent with the request.
We will be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under the indenture. If we are in default, such statement shall specify all such defaults and the nature and status thereof of which we may have knowledge. We will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Defeasance and Covenant Defeasance
We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. We may exercise our defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.
Modification and Waiver
Under the indenture, we and the trustee may supplement the indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the debt securities of a series, without the consent of those holders. We and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as a single class. However, the indenture will require the consent of each holder of debt securities of a series that would be affected by any modification that would:
•
extend the fixed maturity of any debt securities of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•
change our obligation to maintain an office or agency and for the purposes specified in the indenture;

•
reduce the amount of principal payable upon acceleration of the maturity thereof;

•
change the currency in which any debt security or any premium or interest is payable;

•
impair the right to enforce any payment on or with respect to any debt security;

•
reduce the percentage in principal amount of outstanding debt securities of such series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•
reduce the requirements contained in the indenture for the consent of holders of the debt securities of such series; or

•
modify any of the above provisions.

The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series to waive our compliance with certain covenants contained in the indenture.
Satisfaction and Discharge
The indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:
•
have become due and payable;

•
will become due and payable at their stated maturity within one year of deposit; or

•
have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and (1) we deposit, or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, (2) we have paid all other sums payable us with respect to the debt securities, and (3) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the debt securities have been complied with, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture, including our compensation and indemnification obligations in favor of the trustee.
Payment and Paying Agents
Payment of interest on the debt securities of a particular series on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.
Principal, interest and premium, if any, on the debt securities of a particular series will be payable in U.S. dollars at the office of the paying agent that we designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the indenture.
Initially, the trustee will act as paying agent for payments with respect to the debt securities of each series.
Subject to applicable law, all moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt securities of each series which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Relationship with the Trustee
The Bank of New York Mellon will serve as the trustee, security registrar and paying agent under the indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee.

Description of Depositary Shares
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Common Shares or Preference Shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
We may issue depositary shares that represent Common Shares or Preference Shares. The Common Shares or Preference Shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Common Shares or Preference Shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Common Shares or Preference Shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
We may, at our option, elect to offer fractional shares of Common Shares or Preference Shares, rather than full Common Shares or Preference Shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Common Share or a share of a particular series of Common Shares or Preference Shares as described below.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Common Shares or Preference Shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Common Shares or Preference Shares to the record holders of depositary shares relating to the Common Shares or Preference Shares, in proportion to the numbers of the depositary shares owned by such holders.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption or Repurchase of Shares
Subject to the Companies Act, if a series of Common Shares or Preference Shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Common Shares or Preference Shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Common Shares or Preference Shares so redeemed or repurchased. Whenever we redeem or repurchase Common Shares or Preference Shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Common Shares or Preference Shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.
Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Common Shares or Preference Shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Common Shares or Preference Shares on the basis described in an applicable prospectus supplement for such series of Common Shares or Preference Shares, but holders of whole Common Shares or Preference Shares will not thereafter be entitled to deposit the Common Shares or Preference Shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Common Shares or Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Common Shares or Preference Shares
Upon receipt of notice of any meeting at which the holders of any series of deposited Common Shares or Preference Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Common Shares or Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Common Shares or Preference Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Common Shares or Preference Shares represented by the holder’s depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of such series of Common Shares or Preference Shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Common Shares or Preference Shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Common Shares or Preference Shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Common Shares or Preference Shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Common Shares or Preference Shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Common Shares or Preference Shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed; or

•
a final distribution in respect of the Common Shares or Preference Shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Common Shares or Preference Shares and any redemption or repurchase of the Common Shares or Preference Shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Common Shares or Preference Shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Common Shares or Preference Shares.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Common Shares or Preference Shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants
We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase Common Shares, Preference Shares, depositary shares, debt securities, or other securities described in this prospectus, or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies in which the price of the warrants may be payable;

•
the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

•
whether the warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

•
if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

•
the identify of the warrant agent;

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the principal amount of underlying warrant securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Description of Units
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•
whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

Description of Share Purchase Contracts
We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Common Shares, Preference Shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preference Shares or depositary shares. The number and price per share of our Common Shares, Preference Shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts. The purchase contract agreement will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of share purchase contracts.

Plan of Distribution
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement to or through underwriters in a public offering.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.
The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

Validity of Securities
The validity of the Common Shares and Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered by us hereby other than the Common Shares and Preference Shares, as well as certain other legal matters, will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the securities offered by us hereby may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.
Experts
The consolidated financial statements of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Third Point Reinsurance Ltd.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Ltd., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Third Point Enhanced LP appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Sirius International Insurance Group, Ltd. included in Exhibit 99.1 of SiriusPoint Ltd.’s Current Report on Form 8-K dated May 7, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information By Reference
We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021 (SEC File No. 001-36052);

•
Current Reports on Form 8-K filed with the SEC on February 23, 2021, February 26, 2021, March 18, 2021 and May 7, 2021; and

•
Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2021 (SEC File No. 001-36052).

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.
You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”